UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
LATTICE SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 20, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders and any adjournments, postponements, or other delays thereof (the “Annual Meeting”) of Lattice Semiconductor Corporation. For your convenience, we are holding this year’s Annual Meeting virtually.

If you plan to participate in the Annual Meeting, please see the instructions in the accompanying proxy statement (the “Proxy Statement”). Stockholders will be able to listen, vote and submit questions (subject to the question guidelines) from any remote location that has Internet connectivity. There will be no physical location for stockholders to attend the Annual Meeting. Stockholders may participate in the Annual Meeting only by logging in at https://meetnow.global/MTX4VM2.

The attached Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (the “Annual Report”). We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets, and products.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible as directed in the proxy materials you receive. A copy of the Proxy Statement and the Annual Report are available online at www.edocumentview.com/LSCC. Please vote in advance of the Annual Meeting by telephone, online or by signing, dating and returning a proxy card to ensure your representation at the Annual Meeting. Voting in advance of the Annual meeting does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,

Ford Tamer Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. You can vote your shares by telephone, online or by signing and dating a proxy card and returning it to the address provided on such proxy card. If you receive more than one proxy card because you own shares that are registered separately, then please vote all of the shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

Notice of Annual

Meeting of Stockholders

May 2, 2025

1:00 p.m. Pacific Time

To Our Stockholders:

You may participate in the 2025 Annual Meeting of Stockholders and any adjournments, postponements, or other delays thereof (the “Annual Meeting”) of Lattice Semiconductor Corporation by logging in at https://meetnow.global/MTX4VM2. We are holding the Annual Meeting virtually.

If you plan to participate in the Annual Meeting, please see the instructions in the accompanying proxy statement (the “Proxy Statement”). Stockholders will be able to listen, vote, and submit questions (subject to the question guidelines, which are summarized in the section of the Proxy Statement titled “General Information About the Meeting – How Can I Participate in the Virtual Annual Meeting?”) from any remote location that has Internet connectivity. There will be no physical location for stockholders to attend the Annual Meeting.

MATTERS TO BE VOTED ON:

1.	To elect the nine directors named in the accompanying Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026;

3.

To approve on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below in the section of the Proxy Statement titled “Compensation Discussion and Analysis”); and

4.	To transact such other business as may properly be brought before the Annual Meeting.

The foregoing items of business are described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record at the close of business on March 3, 2025, are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend and participate in our Annual Meeting. Whether or not you plan to attend the Annual Meeting, to assure your representation at the Annual Meeting, please vote as soon as possible. We are making our proxy materials available to our stockholders over the Internet, and you may vote at the Annual Meeting by mail, by telephone or online. For specific voting instructions, please refer to the information provided in the Proxy Statement. A copy of the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ending December 28, 2024 (the “Annual Report”) are available online at www.edocumentview.com/LSCC. For specific instructions on how to vote your shares, please refer to the instructions in the proxy materials you receive in the mail and refer to the section of the Proxy Statement titled “How to Vote.”

Hillsboro, Oregon March 20, 2025	By Order of the Board of Directors,

Tracy Feanny Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 2, 2025

The Proxy Statement and Annual Report to stockholders are available at www.edocumentview.com/LSCC.

YOUR VOTE IS IMPORTANT

GENERAL INFORMATION ABOUT THE MEETING

General

Our board of directors (the “Board” or the “Board of Directors”) is soliciting proxies to be used at the 2025 Annual Meeting of Stockholders and any adjournments, postponements or other delays thereof (the “Annual Meeting”) of Lattice Semiconductor Corporation (the “Company”), to be held at https://meetnow.global/MTX4VM2, on Friday, May 2, 2025, at 1:00 p.m. Pacific Time. On or about March 20, 2025, we will mail to our stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement (the “Proxy Statement”) and our 2024 Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (the “Annual Report”) via the Internet and vote online. The Notice also provides instructions on how you can request a paper copy of these documents, if you desire, and how you can enroll in e-delivery to receive future annual meeting materials electronically.

We are holding our Annual Meeting virtually.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is:

1.	To elect the nine directors named in the accompanying Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026;

3.	To approve on a non-binding, advisory basis, our Named Executive Officers’ compensation; and

4.	To transact such other business as may properly be brought before the Annual Meeting.

The Board of Directors recommends that stockholders vote “FOR” the election of Robin Abrams, Douglas Bettinger, Que Thanh Dallara, John Forsyth, Mark Jensen, James Lederer, D. Jeffrey Richardson, Elizabeth Schwarting, and Ford Tamer as directors of the Company. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026. The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Named Executive Officers.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record as of March 3, 2025 (the “Record Date”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will decrease the environmental footprint of delivering the proxy materials and save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Our proxy materials include this Proxy Statement and the Annual Report. If you requested a printed version of our proxy materials, these materials also include a proxy card for the Annual Meeting.

Who Can Vote

You are entitled to vote at the Annual Meeting if you held shares as of the Record Date. As of the Record Date, there were 137,614,370 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the Record Date. The common stock does not have cumulative voting rights.

How to Vote

Stockholders may vote their shares online at the Annual Meeting, by mail, by telephone or online before the Annual Meeting. Stockholders who hold their shares through a bank, broker or other nominee should vote their shares in the manner prescribed by the bank, broker, or other nominee.

▪

Voting Through the Internet—Before the Annual Meeting: If you are a stockholder of record, go to www.envisionreports.com/LSCC. Please have your proxy card in hand when you visit the website. If your shares are held in street name, you will need to obtain a legal proxy from your broker, bank or other nominee in order to vote at the Annual Meeting.

▪

Voting Through the Internet—During the Annual Meeting: If you are a stockholder of record, you may vote live at the Annual Meeting through the virtual meeting platform by logging into https://meetnow.global/MTX4VM2. If your shares are held in street name, you will need to obtain a legal proxy from your broker, bank or other nominee in order to vote at the Annual Meeting.

▪	Voting by Telephone: To vote by telephone, please follow the instructions included in your proxy materials. If you vote by telephone, you do not need to sign and mail a proxy card.

▪

Voting by Mail: By signing the proxy card and returning it to the address provided on the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner that you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive in the mail to ensure that all of your shares are voted. If you vote by telephone or online, you do not need to sign and mail a proxy card.

▪

Voting Through Your Broker: If your shares are held through a broker, bank, or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted.

If you deliver a proxy card by mail or vote by telephone or online, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will vote them (i) “FOR” each of the nominees for director named herein, (ii) “FOR” the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026, (iii) “FOR” approval of, as an advisory vote, the compensation for the Named Executive Officers, and (iv) in accordance with the recommendations of our Board of Directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business at the Annual Meeting.

How Are Votes Counted

We will appoint a tabulator and inspector of election at the Annual Meeting. The tabulator and inspector of election is typically a representative of our transfer agent. The tabulator and inspector of election will collect all proxies and ballots and tabulate the results.

Revoking Your Proxy

You may revoke your proxy at any time before the Annual Meeting by:

▪

sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation, at 5555 NE Moore Court, Hillsboro, Oregon 97124, that is received before the deadline stated in your proxy materials;

▪	entering a new vote by telephone, online or by submitting a properly signed proxy card with a later date that is received before the deadline stated in your proxy materials; or

▪	voting online at the Annual Meeting.

Vote Required for the Proposals

The votes required to approve the proposals to be considered at the Annual Meeting are as follows:

Proposal 1—Election of Directors. A nominee shall be elected to the Board of Directors if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election.

Pursuant to our Corporate Governance Policies, in connection with being nominated by the Board of Directors, each nominee for director has tendered an executed irrevocable conditional resignation. If any director fails to receive the requisite vote for the election of directors, then the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) shall consider the conditional resignation submitted by such director. The Nominating and Governance Committee shall recommend to the Board the action to be taken with respect to such conditional resignation, including acceptance or rejection. Within 90 days following certification of the stockholder vote, the Board of Directors will act with respect to such conditional resignation.

Proposal 2—Ratification of the appointment of our independent registered public accounting firm. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026, requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN,” on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026.

Proposal 3—Advisory Vote to Approve Named Executive Officers’ Compensation. Approval of the non-binding, advisory vote on the compensation of the Named Executive Officers requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. The Board of Directors will consider the outcome of the vote when making future decisions regarding the compensation of the Company’s named executive officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Named Executive Officers.

Quorum; Abstentions; and Broker Non-Votes

The holders of majority of the voting power of the capital stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present online at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the Annual Meeting and to conduct business. Your shares are counted as being present if you vote online at or before the Annual Meeting, by telephone, or by submitting a properly executed proxy card.

Abstentions are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists. Abstentions have no effect on Proposal 1, the election of directors. Because abstentions will be included in tabulations of shares entitled to vote on the subject matter for purposes of determining whether the other proposals have been approved, abstentions have the same effect as negative votes on Proposal 2, the ratification of the appointment of our independent registered public accounting firm, and on Proposal 3, the approval of the Named Executive Officers’ compensation.

If your broker holds your shares in its name (also known as “street name”), your broker is not permitted to vote your shares if it does not receive voting instructions from you on any matters that are not “routine” matters. Proposal 2, the ratification of the appointment of our independent registered public accounting firm is the only routine matter being presented at the Annual Meeting. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes will not affect the outcome of any matter being voted at the Annual Meeting, assuming that a quorum is obtained.

How Can I Participate in the Virtual Annual Meeting?

To participate in the Annual Meeting, visit https://meetnow.global/MTX4VM2 and enter your 16-digit control number as indicated. You can find your 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials. You will be able to log into the virtual meeting platform beginning at 12:45 p.m. Pacific Time on May 2, 2025. The Annual Meeting will begin promptly at 1:00 p.m. Pacific Time. We encourage you to log in and ensure you can hear streaming audio prior to the Annual Meeting start time.

The virtual meeting platform is supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform, type your question into the “Ask a Question” field and click “Submit.” Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. We reserve the right to edit profanity or other inappropriate language in questions, and questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and, therefore, will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event we are not able to address any questions appropriately related to the business of the Company due to time constraints, we will aim to address them at an upcoming financial results conference call.

If you encounter any difficulties accessing the Annual Meeting during check-in, please call the technical support number that will be posted on the virtual meeting platform’s log-in page.

Internet Availability of Proxy Materials

In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 20, 2025, we commenced mailing of the Notice to our stockholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice sets forth instructions on how to vote over the Internet and also how to request paper copies if that is your preference.

This process is designed to provide stockholders with easy access to our proxy materials, while reducing the printing, distribution, and environmental costs of the proxy process. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

Eliminating Duplicative Proxy Materials

To reduce the expense of delivering duplicate voting materials to our stockholders who may hold shares of Company common stock in more than one stock account, we are delivering only one set of our proxy materials to certain stockholders, as of the Record Date, who share an address, unless otherwise requested. A separate proxy card is included in the voting materials (either electronically or by mail, as applicable) for each of these stockholders.

We will promptly deliver, upon written or oral request, a separate copy of the Annual Report or this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. To obtain an additional copy, you may write us at Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, Attn: Investor Relations, or contact our Investor Relations department by telephone at (408) 626-6120.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future. Stockholders sharing a single address may revoke their consent to receive a single copy of our proxy materials in the future at any time by contacting our distribution agent, Computershare, either by calling toll-free at 1-800-564-6253, or by writing to Computershare, at https://www-us.computershare.com/Investor/#Contact/Enquiry. It is our understanding that Computershare will remove such stockholder from the householding program within 30 days of receipt of such written notice, after which we will promptly deliver a separate copy of our proxy materials to each such stockholder.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company with the SEC, the sections of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors” and “Compensation Discussion and Analysis” shall not be deemed to be so incorporated (to the extent permitted by the rules of the SEC), unless specifically provided otherwise in such filing.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at https://meetnow.global/MTX4VM2 during the Annual Meeting.

FURTHER INFORMATION

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report upon request of such stockholder made in writing to Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, Attn: Investor Relations. We will also furnish any exhibit to the Annual Report if specifically requested in writing. You can also access our SEC filings, including our Annual Report, on the SEC website at www.sec.gov.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

At the recommendation of the Nominating and Governance Committee of the Board of Directors, the Company will be nominating nine directors at the Annual Meeting for one-year terms ending in 2026. Your shares will be voted as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote your shares for the election of the nine nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for the nominee, we will vote your shares for that other person.

The Company’s goal is to assemble a Board that operates cohesively and works with management in a constructive way to deliver long-term value to our stockholders. We believe that the nominees set forth below possess valuable experience to guide the Company in the best interests of our stockholders. The director nominees, all of whom are current directors of the Company, consist of individuals with proven records of professional success. They are collegial, independent in their thinking, and committed to the work necessary to be informed about our industry, the Company, and its key stakeholders. Most of our director nominees have broad technology sector experience, including expertise in semiconductor technology, innovation, and strategy. Several members of our Board are current or former chief executive officers, providing the Board with practical understanding of how large organizations operate, and resulting strategy and risk management.

The following briefly describes each of the individuals nominated for election at the Annual Meeting. In addition, a description of the specific experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below. For further information regarding the specific skills and qualities of the director nominees, see the section entitled “Corporate Governance and Other Matters – Director Qualifications, Skills and Experiences.” There are no arrangements or understandings between any director or nominee and any other person or entity other than the Company pursuant to which the director or nominee receives compensation, was nominated, or serves as director. There are no family relationships among any of the nominees, our directors, or executive officers. There are no material proceedings to which nominees, directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving the nominees, directors, or executive officers during the last ten years that the Company believes are material to such person’s integrity or ability to serve as an officer or director.

Name(4)	Age	Director Since

Robin Abrams(1)(3)	73	2011

Douglas Bettinger(3)	57	2022

Que Thanh Dallara(2)	51	2023

John Forsyth(1)(2)	51	2023

Mark Jensen(3)	74	2013

James Lederer(2)(3)	64	2018

D. Jeffrey Richardson(1)(2)	60	2014

Elizabeth Schwarting(1)	61	2023

Ford Tamer	63	2024
(1)	Member of the Nominating and Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)

Effective May 1, 2025, committee composition will be as follows: John Forsyth, Jeff Richardson, and Elizabeth Schwarting will serve as members of the Nominating and Governance Committee, with Ms. Schwarting serving as the Chair thereof; Que Thanh Dallara, John Forsyth, Jim Lederer, and Jeff Richardson will serve as members of the Compensation Committee, with Mr. Lederer serving as the Chair thereof; and Robin Abrams, Doug Bettinger, and Mark Jensen will serve as members of the Audit Committee, with Mr. Jensen serving as the Chair thereof.

Biographical Information

Robin Abrams, age 73, has served as a director of the Company since 2011. Ms. Abrams served as the Interim Chief Executive Officer of Zilog, Inc. from August 2006 to January 2007 and the Chief Executive Officer of Firefly Communications, Inc. from 2004 to 2006. In addition to leading several start-ups, Ms. Abrams also served as President and Chief Executive Officer of Palm Computing, Inc. Prior to Palm, she was President and Chief Executive Officer of VeriFone, a leading global debit/credit card authorization solutions provider. Ms. Abrams also held several key executive positions at Apple, including president of Apple Americas and managing director of Apple Asia. Previously, Ms. Abrams held senior product marketing positions at Norwest Bank (Wells Fargo) and Unisys. Ms. Abrams served on the board of directors of Sierra Wireless from 2009 to 2022 and HCL Technologies Ltd. from 2001 to 2024. Ms. Abrams currently serves on the board of directors of FactSet Research.

Ms. Abrams brings to the Company extensive executive management experience obtained at Fortune 500 companies, including experience in advanced technology and managing operations in both Asia and the United States. Additionally, Ms. Abrams contributes valuable governance experience based on her service on a number of public company boards.

Douglas Bettinger, 57, has served as a director of the Company since December 2022. Mr. Bettinger is Executive Vice President and Chief Financial Officer at Lam Research Corporation, a manufacturer and provider of wafer fabrication equipment and services to the semiconductor industry. In this role, he oversees Lam’s finance, tax, treasury, and investor relations organizations. Prior to joining Lam in 2013, Mr. Bettinger was the Senior Vice President and Chief Financial Officer of Avago Technologies Ltd. (currently Broadcom Inc.) and held a variety of executive finance positions with Xilinx, Inc., 24/7 Customer, and Intel Corp. Mr. Bettinger also sits on the Board of Industry Leaders of SEMI, an industry association focused on the semiconductor industry’s design, manufacturing and supply chain. He holds a Bachelor’s degree in economics from the University of Wisconsin in Madison, and an MBA degree in finance from the University of Michigan.

Mr. Bettinger brings to the Company more than 31 years of financial and operational experience in the semiconductor industry.

Que Thanh Dallara, 51, has served as a director of the Company since November 2023. Since May 2022, Ms. Dallara has been the Executive Vice President and Operating Unit President of the global Diabetes Operating Unit at Medtronic plc, a global leader in medical technology. Prior to joining Medtronic, from October 2018 to April 2022, Ms. Dallara was the President and Chief Executive Officer of Honeywell Connected Enterprise, Honeywell International, Inc.’s software business. From January 2017 to October 2019, Ms. Dallara was Senior Vice President and Chief Commercial Officer of Honeywell, leading its efforts in strategy, marketing, sales excellence, pricing, product innovation, including enterprise software, data analytics and IoT solutions. Prior to Honeywell, Ms. Dallara held various executive roles at TE Connectivity Ltd., Microsoft Corporation, McKinsey & Company, and Telstra Group Limited. Ms. Dallara earned an MBA from Institut Européen d’Administration des Affaires (INSEAD), a Bachelor of Science in applied mathematics, and a Bachelor of Commerce in finance from The University of New South Wales, Sydney, Australia.

Ms. Dallara brings to the Company over 20 years of general management and enterprise transformation experience in multiple industries globally.

John Forsyth, 51, has served as a director of the Company since November 2023. Since January 2021, Mr. Forsyth has been the Chief Executive Officer, President, and a member of the board of directors at Cirrus Logic, Inc., a leading supplier of low-power, high-precision mixed-signal processing solutions for mobile and consumer applications. Prior to assuming the role of CEO, Mr. Forsyth was instrumental in driving Cirrus Logic’s product strategy as President, Chief Strategy Officer from June 2018 to January 2021, and Vice President of Marketing from August 2014 to June 2018. Mr. Forsyth also served as Vice President of Audio Products at Wolfson Microelectronics, which was acquired by Cirrus Logic in 2014. Prior to joining Wolfson in 2012, Mr. Forsyth led product development and strategy in several technology companies, including serving as chief technical officer of the Symbian Foundation and as vice president of strategy at Symbian Software. Mr. Forsyth earned his undergraduate degree from the University of Glasgow.

Mr. Forsyth brings to the Company extensive management experience and knowledge of the semiconductor industry.

Mark Jensen, 74, has served as a director of the Company since June 2013. Mr. Jensen served as an executive of Deloitte & Touche LLP until his retirement in June 2012. He held a variety of positions, including U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry and U.S. Managing Partner-Venture Capital Services Group. Prior to joining Deloitte & Touche LLP, Mr. Jensen was the Chief Financial Officer of Redleaf Group. Earlier in his career, Mr. Jensen was an executive at Arthur Andersen LLP and served as the Managing Partner of the firm’s Silicon Valley Office and leader of the firm’s Global Technology Industry Practice. Mr. Jensen has served on the board of directors of 23andMe Holding Co. since October 2024. Mr. Jensen served on the board of directors of a private firm, Exabeam, Inc., from 2022 to 2024, a cybersecurity company offering security analytics. Mr. Jensen served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from 2012 to 2015, Control4 Corporation from 2015 to 2019 and ForeScout Technologies, Inc. from 2013 to 2020.

Mr. Jensen brings to the Company business experience in a number of advanced technology industry segments and substantial financial expertise. Mr. Jensen has experience in executive management derived from his service as an executive officer, as the managing partner of a significant practice of a major accounting firm and service as a member of a public company board of directors.

James Lederer, 64, has served as a director of the Company since March 2018. Mr. Lederer is an executive with decades of experience leading a preeminent company in the semiconductor industry. He served as an Executive Vice President and Officer of Qualcomm Technologies, Inc., a leading wireless technology company, including the dual Chief Financial Officer & Chief Operating Officer roles for Qualcomm CDMA Technologies (QCT), its semiconductor division, from 2008 until his retirement in January 2014. Prior to that role, he served as Chief Financial Officer of the company’s largest segment and additionally held a variety of senior management positions at Qualcomm, Inc., including Senior Vice President, Finance and Business Operations. Prior to joining Qualcomm in 1997, Mr. Lederer held a number of management positions at Motorola, General Motors and Scott Aviation. Mr. Lederer currently serves on the board of directors of Entegris, Inc. He holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

Mr. Lederer brings to the Company broad management experience from the global semiconductor, mobile and wireless technology industries, including corporate finance, strategic planning, corporate development and worldwide operations.

D. Jeffrey Richardson, 60, has served as a director since December 2014 and as our Board chair since May 2018. Mr. Richardson joined LSI Corporation in 2005 and most recently served as Executive Vice President and Chief Operating Officer until the company’s acquisition by Avago Technologies in May 2014. He earlier served as executive vice president of various LSI divisions, including the Semiconductor Solutions Group, Networking and Storage Products Group, Custom Solutions Group and Corporate Planning and Strategy. Before joining LSI, Mr. Richardson held various management positions at Intel Corporation, including Vice President and General Manager of Intel’s Server Platforms

Group, and the company’s Enterprise Platforms and Services Division. Mr. Richardson’s career also includes serving in technical roles at Altera Corporation, Chips and Technologies, and Amdahl Corporation. Mr. Richardson has served on the board of directors of Ambarella Corporation since March 2014, and Kulicke and Soffa Industries, Inc. since May 2020. Mr. Richardson also served on the board of directors of Volterra Corporation from 2011 to 2013 and Graphcore, Ltd from 2021 to 2024.

Mr. Richardson brings to the Company extensive management experience in the advanced technology company environment, including operations, marketing, engineering and strategic transactions.

Elizabeth Schwarting, 61, has served as a director of the Company since March 2023. From October 2015 to October 2024, Ms. Schwarting was the Principal Member of DBS Ventures, LLC. where she served as a consultant and advisor for various audiences relating to the automotive market, including automotive technology (with a special emphasis on ADAS, Automated Driving, Domain Controllers, and Power Electronics for Hybrid and Electric Systems), regulatory trends and business development. From 2009 to 2015, Ms. Schwarting served as Vice President of the Electronic Controls business unit for Delphi Corporation (now Aptiv PLC), an automotive parts company. As a member of the Executive Committee, she led a global team responsible for the Automotive ADAS and Safety Electronics product lines, the Body Electronics and Security product lines as well Power Electronics (for Hybrid and Electric Vehicles). From 1999 to 2009, Ms. Schwarting held several leadership positions at Delphi, including Vice President, Safety Systems, Global Director, Sales and Marketing, and General Motors Global Customer Director. Prior to joining Delphi, Ms. Schwarting held the position of General Manager and Vice President, Strategic Accounts for Eastman Kodak Company within the Consumer Imaging Division. Ms. Schwarting currently serves on the board of directors of Ambarella Corporation.

Ms. Schwarting brings to the Company extensive management experience and knowledge of the automotive industry, a key Company market segment, and governance experience from her service on another public company board.

Ford Tamer, 63, has served as director since joining the Company as President and Chief Executive Officer in September 2024. Prior to joining the Company, Dr. Tamer, served as a Senior Operating Partner of Francisco Partners, a private equity company, which he joined in September 2022. Prior to that, he served as the President and Chief Executive Officer and as a director of Inphi Corporation from February 2012 to April 2021, when it was acquired by Marvell Technology Inc. (“Marvell”). Prior to that, he served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer also served as Senior Vice President and General Manager — Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Dr. Tamer served on the board of directors of Marvell from April 2021 until September 2024 and Groq Inc. from December 2021 to December 2024. Dr. Tamer currently serves on the board of directors of Teradyne and has announced he will step down from the Teradyne Board in May 2025. Dr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

Dr. Tamer brings to the Company extensive industry and management experience spanning semiconductors, networking, and enterprise software.

Vote Required

A nominee shall be elected to the Board of Directors if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election.

If any nominee fails to receive the requisite vote for the election of directors, then pursuant to our Corporate Governance Policies, the Nominating and Governance Committee shall consider the irrevocable conditional resignation submitted by such nominee. The Nominating and Governance Committee shall recommend to the Board the action to be taken with respect to such conditional resignation, including acceptance or rejection. Within 90 days following certification of the stockholder vote, the Board of Directors will act with respect to such conditional resignation.

Recommendation

The Board recommends that stockholders vote “FOR” each of the nine nominees presented herein.

CORPORATE GOVERNANCE AND OTHER MATTERS

Our Board at a Glance

Our Board comprises a group of highly qualified leaders who bring unique but complementary perspectives to the Company. Through our continuous succession planning process, we seek to maintain a Board with a variety of relevant skills, experiences, and backgrounds, as well as a balanced mix of tenures. Our directors have significant and wide-ranging management experience in areas such as strategy, finance, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have public company experience serving in senior leadership positions such as chief executive officer, chief operating officer, chief financial officer, or on boards of directors and board committees, and as a result have a deep understanding of corporate governance practices, including risk and management oversight. Additionally, we strive to include directors with experience in our end-user markets and industry.

Director Independence

The Board of Directors has determined that each of our directors and director nominees, except for Mr. Tamer, our President and Chief Executive Officer, is independent within the meaning of the applicable rules and regulations of the SEC and Nasdaq. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” under the applicable rules and regulations of the SEC and Nasdaq.

In considering the independence of Mr. Richardson and Mr. Bettinger, it was noted that Mr. Richardson is a director of Kulicke and Soffa Industries, Inc. and Mr. Bettinger is Executive Vice President and Chief Financial Officer at Lam Research Corporation, with each of which the Company has an indirect commercial relationship. During fiscal 2024, the Company’s transactions through distribution channels with each of Kulicke and Soffa Industries, Inc. and Lam Research Corporation were in the ordinary course of business and, given the relative sizes of the businesses of Lattice and each of Kulicke and Soffa Industries, Inc. and Lam Research Corporation, it was determined that neither relationship was a “material interest” under applicable SEC and Nasdaq regulations, and were not of a nature that would impair either director’s independence.

Board Meetings and Committees

In fiscal 2024, the Board of Directors held a total of eight meetings. The independent directors meet regularly without the presence of management. Mr. Richardson, as Chair of the Board of Directors, leads the meetings of independent directors. Each of our current directors attended over 75% of the total number of meetings of the Board of Directors and over 75% of the total number of meetings of the committees of the Board of Directors on which such director served that were held during their tenure.

Our Board of Directors currently has three primary standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors. Copies of each of the committee charters are available on our website, https://www.latticesemi.com, at “About Us—Investor Relations—Corporate Governance.”

Audit Committee

The Audit Committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the Board of Directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements including the intersection with the Company’s ethics and compliance programs, and (iv) the qualifications, performance and independence of the Company’s independent registered public accounting firm and the Company’s internal audit function. In this capacity, the Audit Committee is responsible for appointing the independent registered public accounting firm and the audit engagement partner. In addition, the Audit Committee reviews and approves all work performed by the independent registered public accounting firm including the compensation for such services. The Audit Committee annually evaluates the qualifications, independence, and performance of the Company’s independent registered public accounting firm including the senior audit engagement team and determines whether to reengage the current accounting firm or consider other audit firms.

The Audit Committee meets regularly with management and with our independent registered public accounting firm, which has access to the Audit Committee without the presence of management representatives. The Audit Committee reviews and discusses with management and the independent auditors the Company’s disclosures included in the Company’s SEC filings related to environmental, social and governance matters. In addition, the Audit Committee oversees management’s enterprise risk management process, including the Company’s financial and tax risk exposure, and the Company’s cybersecurity policies, controls, procedures, and risk management program.

During fiscal 2024, the Audit Committee was composed of Mr. Jensen (chair), Ms. Abrams, Mr. Bettinger, and Mr. Lederer. The Audit Committee met eight times in fiscal 2024. Our Board of Directors has determined that each of the Audit Committee members meets the financial literacy requirements under applicable Nasdaq rules and that each of the Audit Committee members qualifies as an Audit Committee Financial Expert under applicable SEC rules and as “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Compensation Committee

The Compensation Committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our CEO’s compensation, approves the compensation of our other executive officers, and reviews succession planning for the CEO position. The Compensation Committee also administers our equity plans and handles other compensation matters. During fiscal 2024, the Compensation Committee was composed of Mr. Lederer (chair), Mr. Richardson, Ms. Skillern (member until May 3, 2024), Ms. Dallara, and Mr. Forsyth (beginning May 3, 2024). The Compensation Committee met nine times in fiscal 2024. Our Board of Directors has determined that each of the Compensation Committee members qualifies as “independent” under the applicable rules and regulations of the SEC and Nasdaq.

The Compensation Committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the CEO’s and other executive officers’ compensation, including (i) the annual base salary, (ii) the annual variable compensation program, including the specific goals and target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The Compensation Committee reviews, approves, and recommends to the Board, corporate goals and objectives relevant to the compensation of the CEO, evaluates his or her performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals. The Compensation Committee consults with the CEO regarding executive officer compensation, including the specific goals established for the other executive officers in connection with the annual variable compensation program. The Compensation Committee is also responsible for monitoring and administering the Company’s Compensation Recovery (“Clawback”) Policy.

The Compensation Committee also reviews compensation and benefits plans affecting non-executive employees. We have determined our compensation policies and practices for our employees appropriately manage compensation-related risk and are not reasonably likely to present a material risk to the Company. The entire Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility. For further information on risk management see “Corporate Governance and Other Matters—Board Risk Oversight.”

The Compensation Committee has the authority to retain its own compensation consultants and outside legal, accounting and other advisers at the Company’s expense. Such consultants and advisers report directly to the Compensation Committee and the Compensation Committee has the authority to approve the fees payable to such advisers by the Company and other terms of retention. The Compensation Committee does not delegate its authority to such consultants or advisers. Since July 2020, the Compensation Committee has engaged the services of Semler Brossy Consulting Group, LLP (“Semler Brossy”), a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data and other aspects of administering the Company’s executive compensation program and equity compensation programs. Semler Brossy serves at the discretion of the Compensation Committee. There were no conflicts of interest between the Company and Semler Brossy or the Company’s legal counsel, Wilson Sonsini Goodrich & Rosati, P.C.

Nominating and Governance Committee

The Nominating and Governance Committee identifies qualified persons to be nominated as director candidates, recommends candidates for all vacant directorships to be filled by the Board of Directors or by the stockholders, reviews and evaluates the performance of the Board of Directors and each committee of the Board of Directors, makes recommendations to the Board of Directors for nominees to the committees of the Board of Directors, and oversees compliance with our corporate governance policies. Each quarter the Nominating and Governance Committee reviews with management the development and disclosure of the Company’s Corporate Stewardship and ESG practices and initiatives. The Nominating and Governance Committee coordinates the Board’s support of these activities with the Audit and Compensation Committees, and coordinates with management on the periodic presentation of these practices and initiatives to the Board. During fiscal 2024, the Nominating and Governance Committee was composed of Ms. Schwarting (Chair beginning February 2024), Ms. Abrams, Mr. Richardson, and Mr. Forsyth. The Nominating and Governance Committee met six times in fiscal 2024, and held numerous working sessions between meetings as part of the Company’s CEO search process. Our Board of Directors has determined that each of the Nominating and Governance Committee members qualifies as “independent” under the applicable rules and regulations of the SEC and Nasdaq.

The Nominating and Governance Committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

▪	professional competence, expertise, and diversity of background that is useful to the Company;

▪	the desire and ability to serve as a director and to devote the time and energy required to fulfill the responsibilities of the position successfully;

▪	character, judgment, experience, and temperament appropriate for a director; and

▪	independence, together with personal and professional honesty and integrity of the highest order.

The Nominating and Governance Committee develops recommendations for Board succession planning, including candidate searches and nominee recommendations, committee structure and composition, and provides input on the design of the Board itself. The Nominating and Governance Committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the Board of Directors. Factors in such determination include:

▪	the current size and composition of the Board of Directors;

▪	the independence of the Board of Directors and its committees;

▪	the presence on the Board of Directors of individuals with expertise in areas useful to the Company;

▪	the diversity of individuals on the Board of Directors, including their personal characteristics, experiences, and backgrounds;

▪	the number of other boards on which the candidate serves; and

▪	such other factors as the committee or the Board of Directors consider significant.

The Nominating and Governance Committee believes that it is necessary for each of the Company’s directors to possess many qualities and skills. The Nominating and Governance Committee typically seeks individuals with extensive experience and who bring a broad range of competencies to the role. When searching for new candidates, the Nominating and Governance Committee considers the evolving needs of both the Company and the Board and searches for candidates that fill any current or anticipated future gap. The Board and the Nominating and Governance Committee believe that it is essential that the members of our Board of Directors represent diverse viewpoints, background, and experiences and considers or seeks candidates considering the communities, geographies, and demographics in which we operate. In addition, the Nominating and Governance Committee believes that Board member demographic diversity is important to assure that the Board is representative of our investors, our employees, and our communities. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, an individual’s contributions to the Board of Directors are also considered. For further description of the current Board of Directors’ qualifications, skills and experiences, please see “Corporate Governance and Other Matters—Director Qualifications, Skills and Experiences.”

The Nominating and Governance Committee will consider candidates for our Board of Directors who have been suggested by its members, other members of the Board of Directors, our senior management, individuals personally known to members of our Board, and our stockholders.

From time to time, the Nominating and Governance Committee may solicit proposals for candidates from interested constituencies or may use paid third-party search firms to identify candidates. The Nominating and Governance Committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal 2024, no interlocking relationships existed between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company.

Process for Stockholders to Recommend Candidates for Election to the Board of Directors

Stockholders who wish to submit names of candidates to our Board of Directors for consideration by the Nominating and Governance Committee should do so in writing, addressed to the Nominating and Governance Committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, and should include the following information:

▪	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

▪	the name and contact information for the candidate and the stockholder proposing the candidate;

▪	a statement of the candidate’s occupation and background, including education and business experience;

▪	information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

▪

a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

▪	a statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the Nominating and Governance Committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our Board of Directors at an annual stockholders’ meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request or can be found filed as an exhibit to our Annual Report, available at www.sec.gov, or on our website. In addition to the requirements in our bylaws, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by the Exchange Act no later than 60 days prior to the anniversary date of the Annual Meeting.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend. Nine directors attended the 2024 Annual Meeting of Stockholders.

Board Evaluation

The Company is committed to providing transparency regarding our Board and committee evaluation process. The Nominating and Governance Committee Chair leads the Board’s self-evaluation process, which may vary year to year but generally requires each director to complete a comprehensive evaluation of the performance and effectiveness of the Board as a whole and each committee on which the director serves, and to provide peer-to-peer feedback for each member of the Board of Directors. The feedback solicited includes: the effectiveness and performance of the Board and committees; Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; peer reviews of other members; access to and performance of management; and Board and executive succession planning. The results of the directors’ evaluations, supplemented with third-party data, are consolidated and presented to the Nominating and Governance Committee along with areas for enhancement of Board practices. On the basis of the feedback provided during the annual Board and committee evaluation, the Board and each committee determine changes to Board and committee processes and procedures, as appropriate.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Stockholder Engagement

The Company maintains an active dialogue with its stockholders to ensure a diversity of perspectives is thoughtfully considered on issues including strategy, risk, succession planning, compensation practices, and a broad range of corporate stewardship matters. As part of its 2024 stockholder outreach, the Company engaged and held meetings with its institutional stockholders representing approximately 45% of shares outstanding to discuss a wide variety of topics. The Nominating and Governance Committee assesses potential updates to our corporate governance practices and policies based on this feedback. To communicate broadly with our stockholders, we also seek to transparently share information relevant to our stockholders through our Investor Relations website, our Annual Report, and this Proxy Statement.

Independent Chair and Board Leadership

The Board’s leadership structure consists of an independent chair (“Board Chair”). We separate the positions of Chief Executive Officer (“CEO”) and Board Chair in recognition of the differences between the two roles. The Board believes this structure provides independent Board leadership and engagement.

Given that our Chair is an independent director, the Board does not feel the need for a separate “lead independent director,” as our independent Chair performs that function. The Board takes its independence seriously and reinforces this standard with eight of the nine director nominees being independent.

Board Risk Oversight

The Board oversees the Company’s enterprise risk management processes for assessing and managing enterprise-wide risk, with our Chief Executive Officer and other members of management having responsibility for day-to-day risk management activities and processes, and the committees of the Board being actively involved in overseeing components of our risk management process.

In carrying out this responsibility, the Board has delegated primary responsibility to the Audit Committee for oversight of management’s enterprise risk management process. Each quarter, the Audit Committee receives a risk update from management, comprised of a list of major risks faced by the Company and the status of actions intended to mitigate such risks. Throughout the year, and at least annually, the Board and the Audit Committee each review the steps management has taken to monitor and mitigate risks to the Company. The Audit Committee also routinely meets with various Company compliance personnel to obtain periodic assessment of compliance issues facing the Company. The Board or the Audit Committee also requests, when appropriate, that management conduct additional review of, or reporting on, select enterprise risks.

The Compensation Committee oversees risk management as it relates to our compensation policies and practices applicable to all employees. Additionally, the Compensation Committee oversees organizational risks, including leadership succession, talent capacity, capabilities, attraction, retention, and culture and regularly engages with outside advisors to benchmark best practices for compensation program design and effectiveness.

The Nominating and Governance Committee considers potential risks related to the effectiveness of the Board, including succession planning for the Board, committee structure and composition, our overall governance and Board structure and matters related to corporate stewardship and ESG issues.

Cybersecurity Risk Oversight

The Audit Committee requires the Company’s management to provide periodic reports regarding the Company’s cybersecurity risk management process. The Audit Committee reviews our cybersecurity program and cybersecurity risk management process quarterly, and our Board reviews our cybersecurity program annually. In order to respond to cybersecurity threats and cybersecurity incidents, the Company takes a proactive approach to cybersecurity risk management consisting of administrative, technical, and physical safeguards. Our cybersecurity risk management process is evaluated by internal and external cybersecurity experts, and the material results of those reviews are reported to senior management and the Board and Audit Committee as part of their oversight role. The Company uses enhanced firewalls, cybersecurity monitoring by third-parties, and provides mandatory cybersecurity training to all employees during the year. The Company maintains a zero trust cybersecurity architecture since 2021, and continues to enhance its cybersecurity infrastructure. The Company engages third-party cybersecurity subject matter experts as part of its continuing efforts to evaluate and enhance the effectiveness of its cybersecurity policies and processes. The Company also regularly updates its incident response plan and conducts cybersecurity incident tabletop and red team exercises. The Audit Committee regularly briefs the entire Board on these matters, and the Board also receives periodic briefings on cybersecurity threats in order to enhance our directors’ literacy on cyber issues.

Insider Trading Policy and Hedging Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities by its directors, officers, employees and other individuals associated with the Company that it believes is designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
The Company’s Insider Trading Policy prohibits our directors, officers, employees and certain agents (such as consultants and independent contractors) from engaging in short sales of our securities, transactions in publicly traded options (such as puts and calls) or other derivative securities with respect to our securities, and hedging transactions. These individuals are also prohibited from trading our securities while in possession of material nonpublic information, trading the securities of our customers, suppliers, competitors, potential acquisitions, or partners while in possession of material nonpublic information, holding our securities in margin accounts, and pledging our securities as collateral for loans.
Corporate Stewardship
We conduct our business in ways that are principled, transparent, and accountable to stockholders and other stakeholders. We focus our efforts where we can have the most positive impact on our business and society and are committed to managing the risks and opportunities that arise from stewardship matters. We publish an annual comprehensive Corporate Stewardship Report that details our corporate stewardship and environmental, social, and governance (“ESG”) efforts, which is located at https://www.latticesemi.com/About/ESG. Our Corporate Stewardship Report, related materials, and our website are not incorporated by reference in, and are not part of, this Proxy Statement.
Board Oversight of Corporate Stewardship
The Board believes that effective corporate stewardship and sustainable business practices that reduce business risk and advance the long-term goals and objectives of our stakeholders will drive positive results. Starting with our core pursuit of technology and product leadership in low power consumption devices, our corporate stewardship approach spans across our operations, supply chain, and external engagement. The Board has assigned primary oversight of the Company’s Corporate Stewardship efforts, to the Nominating and Governance Committee, which is reflected in its committee charter. The Nominating and Governance Committee coordinates corporate stewardship oversight activities with the Audit Committee and Compensation Committee of the Board of Directors. The Audit Committee is responsible for reviewing with management and the internal and independent auditors any required ESG disclosures included within the Company’s SEC filings, and the adequacy of applicable internal controls related to such disclosures. The Compensation Committee reviews with management certain corporate stewardship matters relating to the Company’s workforce and the tying of executive compensation to the successful completion of corporate stewardship initiatives. The Company’s Corporate Stewardship Steering Committee, which is comprised of the Chief Financial Officer, Senior Vice President of Global Human Resources, Senior Vice President of Global Operations & Quality, the General Counsel, and the Senior Vice President and Chief Strategy & Marketing Officer, leads the Company’s Corporate Stewardship efforts. On a quarterly basis, senior management reports on key corporate stewardship activities to the Nominating and Governance Committee. The Nominating and Governance Committee coordinates with senior management on the periodic presentation of corporate stewardship practices and initiatives to the Board.

Corporate Stewardship Governance Structure

Board of Directors

Nominating and Governance, Audit, and Compensation Committees

CEO & Executive Leadership Team

Steering Committee
SVP, Global Human Resources	Chief Financial Officer	SVP, Global Operations & Quality	General Counsel	SVP, Chief Strategy & Marketing Officer

Social	Environmental	Environmental & Social	Governance	Governance

▪ Employee Engagement ▪ Compensation ▪ Talent Acquisition ▪ Training & Development ▪ Giving & Volunteering	▪ Facilities ▪ Energy Consumption ▪ GHG Emissions ▪ Health & Safety	▪ Supply Chain ▪ Vendor/Supplier Management ▪ ISO 14001 Environmental Management System (EMS)	▪ Legal ▪ Compliance ▪ Shareholder Rights and Engagement ▪ SEC Disclosure	▪ Transparency & Communications ▪ Corporate Stewardship Report

Environmental, Social, and Governance Highlights

Environmental

We believe that a commitment to environmental stewardship and sustainable natural resource consumption benefits us and our stakeholders. As the low power programmable leader in power efficient, long-lifespan programmable products, sustainability is a core guiding principle for our product innovation. Our products help customers achieve designs with lower energy consumption, less waste due to our product longevity, and more compact footprints. In furtherance of our environmental initiatives, we focus on product sustainability, operational excellence, and supply chain management. With innovative process technology and design, we seek to enhance sustainability through the products we provide to our customers. Additionally, we continue assessing climate risks and opportunities and broaden disclosures where applicable. As part of our environmental focus, among other things:

▪	We develop energy-efficient products that are lower power than our competitors and conduct business using sound environmental practices.

▪	We partner with companies in our supply chain that are leaders in ESG and we commit to ensuring that these companies comply with global standards and maintain appropriate certifications.

▪

We are committed to greenhouse gas emissions reductions and actively monitor our greenhouse gas emissions, and we committed to reducing our greenhouse gas emissions by 90% from 2023 estimated levels by 2030.

▪

We maintain ISO 14001 EMS certification, which demonstrates our commitment to meeting the core set of standards in our design and implementation of our environmental management system and to help improve our environmental performance through more efficient use of resources and reduction of waste.

Social

Across our global workforce we foster a collaborative, inclusive, and innovative work environment, and invest in giving back to our local communities. In furtherance of our social initiatives, we focus on our people, the communities in which we operate, and our corporate culture. We believe that good connections with our customers and our people lead to positive results for us. We work to do business consistent with our core values and seek to provide a workplace where each employee feels empowered to do so as well. We believe aspiring to better connections both in and out of the workplace has empowered us to better retain our employees and serve our communities. As part of our social focus, among other things:

▪

We ensure our corporate values guide how we work, and endeavor to foster a work environment where everyone feels respected, is empowered to make decisions, sees the impact of their work on our overall success and that of our customers, and where the health, safety, and well-being of our employees and their families is important.

▪

We apply a pay for performance compensation program that includes annual merit increases; a variable compensation corporate incentive plan based on Company financial performance, the achievement of management business objectives, and individual performance; provide annual equity grants to more than 90% of our employees, and offer participation on our 2012 Employee Stock Purchase Plan.

▪	We maintain our Human Rights Policy reflecting our belief in universal human rights principles.

▪

We ensure our employment practices are guided by the tenets of the Responsible Business Alliance Code of Conduct, which prescribes fair labor practices and prohibits forced labor, child labor, and other inappropriate practices.

▪

We prioritize maintaining our strong employee culture through open communication with our employees with annual performance reviews, and regular newsletters, town halls, surveys, and the active collection of feedback from our employees. Our 2024 Employee Survey had a favorable employee engagement score of 79%, which was 38% higher than the industry benchmark.

Governance

We believe that we should govern ourselves in a way that encourages employees at every level to do it right, the first time. We pursue this commitment through focusing on our governance principles, ethical standards, continuous improvement, and by striving to be connected to industry practices and our stockholders. Through both formal governance practices and informal commitments to ethical culture, we believe we can operate a company that better serves its stakeholders. We hold our employees, officers, and Board members to the highest standards and expect accountable transparency and integrity in all we do. Our Board is committed to representing the interests of all our stakeholders and is held to a strict set of principles that align with governance best practices. In 2024, we continued our journey to embed corporate stewardship and ESG policies and practices into our strategic operations and risk management activities. We also engaged directly with investors, analysts, and customer stewardship teams on relevant topics. As part of our governance focus, among other things:

▪	We are committed to integrity and transparency.

▪	We value our stockholders’ governance views and seek to solicit governance feedback from our shareholders every year.

▪

We regularly measure our practices against the recommendations of Institutional Shareholder Services, Glass-Lewis, the BlackRock Investment Stewardship Guidelines, and the governance recommendations of other institutional investors.

▪	We operate in our stakeholders’ interests and follow applicable laws and best practices for governance.

Director Qualifications, Skills, and Experience

The Nominating and Governance Committee has determined that it is important for an effective Board to have directors with a balance of qualifications, skills, and experience. In addition to the periodic education provided to directors during meetings on topics identified by the Nominating and Governance Committee, all members of our Board have the opportunity to attend external director education programs to assist them in remaining current with best practices and developments in corporate governance, as well as enhance their skills relevant to the Company. The table below sets forth certain qualifications, skills, and experience of our non-employee director nominees.

Skills

Industry-related skills

FPGA Industry Experience		∎					∎

Semiconductor Technology/Ecosystem	∎	∎		∎	∎	∎	∎	∎

International Business Experience – Asia	∎	∎	∎	∎		∎	∎	∎

International Business Experience – Europe	∎		∎	∎		∎	∎	∎

Domestic Business Experience – North America	∎	∎	∎	∎	∎	∎	∎	∎

Customer Segments

Communications		∎	∎	∎		∎	∎

Data Centers/Cloud		∎	∎				∎

Industrial	∎	∎	∎			∎	∎

Consumer	∎	∎	∎	∎		∎	∎	∎

Automotive			∎	∎		∎		∎

Trends in Customers-Facing Technologies

Software	∎		∎	∎	∎	∎		∎

Edge Computing			∎	∎		∎

AI/ML/MLI		∎	∎	∎				∎

General Business Skills

Human Resource Management and Compensation		∎	∎	∎	∎	∎	∎

Product Development Management and Compensation	∎		∎	∎		∎	∎	∎

Sales & Distribution	∎		∎	∎		∎	∎	∎

Supply Chain & Manufacturing		∎	∎	∎		∎	∎	∎

IT/CIO/Cybersecurity	∎	∎	∎	∎	∎	∎

Investor/Banking	∎	∎	∎	∎		∎

Public Company Experience	∎	∎	∎	∎	∎	∎	∎	∎

Board and Committee Governance	∎	∎		∎	∎	∎	∎	∎

Financial Literacy	∎	∎	∎	∎	∎	∎	∎	∎

Mergers & Acquisitions/Organizational Change	∎	∎	∎	∎	∎	∎	∎	∎

Strategy Development	∎	∎	∎	∎		∎	∎	∎

Executive level responsibility for Company Growth (“recent enough”)		∎	∎	∎		∎	∎	∎

Board Demographics

The Nominating and Governance Committee of the Board of Directors is committed to continuing to identify, recruit, and retain highly qualified directors and director candidates with diverse experiences, tenures, perspectives, and backgrounds to join and remain on our Board of Directors. The independent director nominees and their demographics for our 2025 Annual Meeting are the same as set forth in our 2024 Proxy Statement, provided their age and tenure have advanced one year. The graphics below summarize the age, tenure, independence, and gender of our director nominees as of the Annual Meeting date.

Age Average Age: 62	Tenure Average Tenure: 6 years

Independence 8 of 9 director nominees are independent	Gender 3 of 9 director nominees are women

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information concerning compensation of our non-employee directors for fiscal 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)		Total ($)

Richardson, D. Jeffrey	130,000	189,988	(2)	319,988

Abrams, Robin	76,250	189,988	(3)	266,238

Bettinger, Douglas	70,000	189,988	(4)	259,988

Dallara, Que Thanh	70,000	189,988	(5)	259,988

Forsyth, John	71,667	189,988	(6)	261,655

Jensen, Mark	90,000	189,988	(7)	279,988

Lederer, James	95,000	189,988	(8)	284,988

Schwarting, Elizabeth	73,750	189,988	(9)	263,738

Skillern, Raejeanne(10)	23,333	—	(10)	23,333
(1)	The chart below summarizes the gross cash amounts earned by non-employee directors for service during fiscal 2024 on the Board and its committees:

Name	Annual Board Service ($)†	Audit Committee ($)	Compensation Committee ($)	NG Committee ($)	Total ($)

Richardson, D. Jeffrey	115,000	—	10,000	5,000	130,000

Abrams, Robin	60,000	10,000	—	6,250	76,250

Bettinger, Douglas	60,000	10,000	—	—	70,000

Dallara, Que	60,000	—	10,000	—	70,000

Forsyth, John	60,000	—	6,667	5,000	71,667

Jensen, Mark	60,000	30,000	—	—	90,000

Lederer, James	60,000	10,000	25,000	—	95,000

Schwarting, Elizabeth	60,000	—	—	13,750	73,750

Skillern, Raejeanne	20,000	—	3,333	—	23,333

†	Reflects pro-rata amounts for Board service and service on the respective committees during the year.
(2)	The aggregate number of shares underlying unvested stock awards held by Mr. Richardson on December 28, 2024 was 2,671.
(3)	The aggregate number of shares underlying unvested stock awards held by Ms. Abrams on December 28, 2024 was 2,671.
(4)	The aggregate number of shares underlying unvested stock awards held by Mr. Bettinger on December 28, 2024 was 2,671.
(5)	The aggregate number of shares underlying unvested stock awards held by Ms. Dallara on December 28, 2024 was 2,671.
(6)	The aggregate number of shares underlying unvested stock awards held by Mr. Forsyth on December 28, 2024 was 2,671.

(7)	The aggregate number of shares underlying unvested stock awards held by Mr. Jensen on December 28, 2024 was 2,671.
(8)	The aggregate number of shares underlying unvested stock awards held by Mr. Lederer on December 28, 2024 was 2,671.
(9)	The aggregate number of shares underlying unvested stock awards held by Ms. Schwarting on December 28, 2024 was 2,671.
(10)

There were no shares underlying unvested stock awards held by Ms. Skillern on December 28, 2024. Ms. Skillern did not stand for reelection at our 2024 Annual Meeting. On May 3, 2024, the Board of Directors approved the accelerated vesting of 2,246 of Ms. Skillern’s unvested stock awards that were scheduled to vest on May 8, 2024 such that they vested on May 3, 2024.

Narrative Discussion to Director Compensation Table

The Company compensates its non-employee directors with cash retainers and equity grants. The cash retainers are comprised of annual retainers for service on the Board of Directors and its standing committees. In 2024, non-employee directors received a cash retainer of $60,000 per year for service on the Board of Directors, the Board Chair received an additional annual retainer of $55,000, and the chairs of the Audit Committee, Compensation Committee, and Nominating and Governance Committee received additional annual retainers of $20,000, $15,000, and $10,000, respectively. Committee members received additional annual retainers of $10,000 for the Audit and Compensation Committees, and $5,000 for the Nominating and Governance Committee. Directors received an RSU award following the annual meeting of stockholders for a number of shares of common stock determined by dividing $190,000 by the fair market value of a share of the common stock on the grant date (“Annual RSU Grant”), which vests and become payable with respect to 100% of the RSUs on the first anniversary of the grant date, provided that the director continues to serve as a director on such dates. If a non-employee director’s initial appointment to the Board is on a date other than the date of the Annual Meeting of Stockholders, on the 30th day following the date of that non-employee director’s appointment, he or she receives a prorated Annual RSU Grant equivalent to the Annual RSU Grant multiplied by a fraction with (i) the numerator equal to 12 minus the number of months completed since the Company’s last annual meeting of stockholders on the effective date of the non-employee director’s appointment, and (ii) the denominator equal to 12. In the event of a change in control, unvested RSUs and options held by our non-employee directors generally become vested and exercisable or payable in full effective immediately prior to the change in control. No non-employee director may be paid compensation for service as a non-employee director that, in the aggregate, exceeds $500,000 per fiscal year, increased to $750,000 for the fiscal year in which a non-employee director joins the Board of Directors as a non-employee director. Any equity awards or other compensation paid or provided to an individual for his or her services as an employee or consultant (other than as a non-employee director), will not count for purposes of these limits.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Ernst & Young LLP (“EY”) to act as our independent registered public accounting firm for the fiscal year ending January 3, 2026. Although ratification is not legally required, we are asking stockholders to ratify the appointment of EY as our independent registered public accounting firm for our current fiscal year in the interest of good corporate governance.

Representatives of EY have been invited and are expected to attend the Annual Meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

Audit and Related Fees

Under its charter, the Audit Committee reviews and preapproves all audit and permissible non-audit services performed by our independent registered public accounting firm. The Audit Committee reviewed and preapproved the proposed fees to be charged by EY for audit and permissible non-audit services and ratified any increase in fees resulting from an increase in the scope of work to be performed. In its review of non-audit services, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of EY. The following table sets forth the fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for fiscal years 2024 and 2023, and fees billed for other services rendered by EY during those periods.

	2024	2023

Audit fees(1)	$3,003,870	$2,648,000

Tax fees(2)	$263,595	$315,213

All other fees(3)	$488,500	$25,000

Total	$3,755,965	$2,988,213
(1)

This category includes fees for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC, and for statutory audits of certain of our international subsidiaries.

(2)	This category includes fees billed for tax compliance, tax planning and tax advice.
(3)	This category includes fees billed for S-8 registration due diligence services and strategic transaction analysis services.

Preapproval of Audit and Non-Audit Services

The Audit Committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the Audit Committee has the sole authority to approve the retention and termination of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing EY as our independent registered public accounting firm for the fiscal year ending January 3, 2026, the Audit Committee carefully considered that firm’s qualifications and performance during fiscal 2024.

Vote Required

The proposal to ratify the appointment of EY requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. If the appointment of EY is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain EY.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE,

ON A NON-BINDING, ADVISORY BASIS,

NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve a non-binding advisory resolution on the Named Executive Officers’ compensation as disclosed in this Proxy Statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee believes that we should make our executive compensation arrangements and practices clear and transparent to stockholders. The Compensation Committee endeavors to align our executives’ interests with those of our stockholders, to attract, motivate and retain highly qualified executives, and to provide our executive team with additional compensation when they achieve superior financial results. The Compensation Committee and the Board of Directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our goals.

We urge stockholders to read the “Executive Compensation” section of this Proxy Statement including the “Compensation Discussion and Analysis” that discusses our Named Executive Officers’ compensation for fiscal 2024 in more detail, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, which provide detailed information on the compensation of our Named Executive Officers.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Lattice Semiconductor Corporation (the “Company”) approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as disclosed in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the Board of Directors or the Compensation Committee, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future decisions regarding our Named Executive Officer compensation programs. Stockholders have an opportunity to cast such an advisory vote annually, therefore, your next opportunity to do so will be at the 2026 Annual Meeting of Stockholders.

Vote Required

Advisory Vote to Approve Named Executive Officers Compensation. Approval of the non-binding, advisory vote on the compensation of the Named Executive Officers requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. The Board of Directors will consider the outcome of the vote when making future decisions regarding the compensation of the Named Executive Officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Named Executive Officers.

Recommendation

The Board of Directors recommends that stockholders vote “FOR” the approval, on a non-binding, advisory basis of our Named Executive Officers’ compensation disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

Leadership Transitions Driving the Next Phase of Growth

During 2024 and through the first quarter of 2025, the Company transitioned several key leadership positions resulting in a strengthened Executive Leadership Team. The new leadership team benefits from the knowledge and experience of those leaders that drove the Company’s strategic transformation during the past six years, while bringing new leaders with extensive experience developing and growing successful companies within the semiconductor industry. During this transition period, the Board of Directors and the Compensation Committee were determined to identify and attract additional talented leaders while retaining many of our exceptional leadership team members. To achieve these goals, the Board of Directors and Compensation Committee took certain special compensation actions in fiscal 2024, including the development of a new hire compensation package to attract our new CEO, and providing equity awards to our Named Executive Officers to enhance holding power. See Fiscal 2024 Executive Compensation Highlights for more information.

Effective June 3, 2024, James Anderson resigned as the Company’s President, Chief Executive Officer and Director, and the Company appointed Esam Elashmawi, Chief Marketing and Strategy Officer, as the Interim Chief Executive Officer, in addition to his existing position at the Company. Since joining the Company in 2018, Mr. Elashmawi has been instrumental in executing the strategies that have led to rapid product portfolio expansion and the launch of multiple new hardware and software solutions.

Following a rigorous and extensive search, the Board of Directors appointed Ford Tamer as our President, Chief Executive Officer, and Board member effective September 16, 2024. Mr. Tamer brings to the Company extensive industry experience and leadership spanning semiconductors, networking, and enterprise software. He is a dynamic and transformative CEO, with a proven track record of operational excellence and driving growth. Following Mr. Tamer’s appointment, Mr. Elashmawi continues to serve as our Senior Vice President, Chief Strategy and Marketing Officer, providing continuity and stability to the Company.

Effective October 10, 2024, Sherri Luther resigned as the Company’s Chief Financial Officer, and the Board of Directors appointed Tonya Stevens, Corporate Vice President, Corporate Controller, as Interim Chief Financial Officer, in addition to her existing position at the Company. During Ms. Stevens’ six years at the Company, she has driven initiatives that helped the Company optimize its operations and strengthen its financial foundation.

Effective February 10, 2025, the Company announced the appointment of Lorenzo Flores as Senior Vice President, Chief Financial Officer. Mr. Flores has more than 30 years of semiconductor and financial leadership experience driving all aspects of financial planning and operations, reporting, accounting, treasury, tax, mergers and acquisitions, government affairs, and investor relations, including as CFO of Intel Foundry, Xilinx, and UXComm. Concurrently with Mr. Flores’ appointment on February 10, 2025, Ms. Stevens was appointed as Corporate Vice President, Chief Accounting Officer, and continues to serve as the Company’s principal accounting officer.

Effective February 10, 2025, the Company also announced the retirement of Mark Nelson, Senior Vice President, Worldwide Sales, along with the promotion of Erhaan Shaikh to Senior Vice President, Worldwide Sales. Mr. Shaikh has more than 35 years of technology industry experience spanning sales, marketing, and engineering. Since joining Lattice in 2020, his leadership has transformed the company’s worldwide distribution and channel strategy, pricing policy, and customer supply management, and helped deepen the company’s customer and partner relationships. Before joining Lattice, Mr. Shaikh was Senior Vice President, Sales and Marketing at Fungible (acquired by Microsoft).

Prior to that, he spent 15 years at Intel/Altera in several sales engineering, regional, and business unit executive leadership roles, in addition to previous roles at Synplicity, Xilinx, and Wyle Electronics.

The Board of Directors and the Compensation Committee are confident that the newly formed Executive Leadership Team has the necessary skills and experience to drive the Company’s next phase of growth.

Executive Officers

The following individuals currently serve as our executive officers(1):

Name	Age	Office Held

Ford Tamer	63	President and Chief Executive Officer

Lorenzo Flores	60	Senior Vice President, Chief Financial Officer

Pravin Desale	55	Senior Vice President, Research and Development

Esam Elashmawi	56	Senior Vice President, Chief Strategy and Marketing Officer

Tracy Feanny	51	Senior Vice President, General Counsel, and Secretary

Erhaan Shaikh	57	Senior Vice President, Worldwide Sales

Tonya Stevens	53	Corporate Vice President, Chief Accounting Officer
(1)

Upon the departure of our former CEO, James Anderson, Esam Elashmawi was appointed to serve as Interim CEO. Upon the hiring of our current CEO, Ford Tamer, Mr. Elashmawi returned to his prior position. Upon the departure of our former CFO, Sherri Luther, Tonya Stevens was appointed to serve as Interim CFO. Upon the hiring of our current CFO, Lorenzo Flores, Ms. Stevens was appointed Chief Accounting Officer. Erhaan Shaikh was promoted to the role of Senior Vice President, Worldwide Sales, as a result of Mark Nelson’s retirement.

Ford Tamer, 63, joined the Company in September 2024 and serves as the President and Chief Executive Officer, and as a member of the Board of Directors. Prior to joining the Company, Mr. Tamer held a broad range of senior leadership positions in the technology space, including serving as a Senior Operating Partner of Francisco Partners, a private equity company, from September 2022 to September 2024; President and CEO and as a director of Inphi Corporation from February 2012 to April 2021 (until it was acquired by Marvel Technology); CEO of Telegent Systems from June 2010 to August 2011; Partner at Khosla Ventures from September 2007 to April 2010; Senior Vice President and General Manager — Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007; and CEO of Agere Inc. until it was acquired by Lucent Technologies and subsequently spun out as Agere Systems, after which he continued to serve as Vice President of Agere Systems.

Lorenzo Flores, 60, joined the Company in February 2025 and serves as Senior Vice President, Chief Financial Officer. Prior to joining the Company, Mr. Flores served as the Chief Financial Officer of Intel Foundry at Intel Corporation, which he joined in April 2024. Prior to that, he served as Vice Chairman of KIOXIA Holdings Corporation, a computer memory manufacturer, from November 2019 to March 2024. Prior to that, he served in several roles for Xilinx, Inc., a semiconductor design and development company, most recently as Chief Financial Officer from May 2016 to November 2019. He also held a variety of other roles at UXComm, Intel Corporation, and Cognizant Technology Solutions, amongst others, throughout his career. Since September 2021, Mr. Flores serves as a member of the board of directors of BlackRock Fixed Income Complex.

Pravin Desale, 55, joined the Company in September 2023 and serves as Senior Vice President of Research and Development. Prior to joining the Company, Mr. Desale served as Senior Vice President of IoT Engineering at Semtech Technologies from January 2023 to September 2023. Prior to Semtech’s acquisition of Sierra Wireless, he was the Senior Vice President of Engineering at Sierra Wireless from November 2021 to January 2023, where he was responsible for all hardware and software development. Prior to his time at Semtech/Sierra Wireless, he held senior technical leadership roles at Veritas Technologies from June 2019 to October 2021, Seagate from May 2014 to June 2019, and LSI Corporation from March 2005 to May 2014.

Esam Elashmawi, 56, joined the Company in September 2018 and serves as Senior Vice President, Chief Strategy and Marketing Officer, and for a period in 2024 served as our Interim Chief Executive Officer before returning to his current position. Prior to joining the Company, Mr. Elashmawi served as Senior Vice President and General Manager at Microsemi Corporation. Mr. Elashmawi previously served as Vice President of Product Development at Actel Corporation, which Microsemi Corporation acquired in 2010. Earlier in his career, Mr. Elashmawi co-founded SiliconExpert Technologies, a component management software company, which was acquired by Arrow Electronics.

Tracy Feanny, 51, joined the Company in November 2021 and serves as Senior Vice President, General Counsel, and Secretary. Prior to joining the Company, Ms. Feanny held various positions at National Instruments Corporation from September 2012 to November 2021, including Vice President, Deputy General Counsel, and Assistant Secretary. Prior to her time at National Instruments, Ms. Feanny served in various positions at Amazon Web Services and Dell Technologies.

Erhaan Shaikh, 57, joined the Company in October 2020 and serves as Senior Vice President, Worldwide Sales. Prior to joining the Company, Mr. Shaikh served as the Senior Vice President, Sales & Marketing of Fungible, Inc. from May 2018 to October 2020. Prior to that Mr. Shaikh served at Intel Corporation as Vice President & General Manager of the Programable Solutions Group’s Auto, Military & Embedded Division. Mr. Shaikh also served in various leadership roles at Altera Corporation supporting Altera’s Infrastructure Division, Asia Pacific Sales Organization, and Field Applications Engineering Organization. Prior to joining Altera, Mr. Shaikh was the European Managing Director for Simplicity Inc., and a Sales Manager for Xilinx, Inc.

Tonya Stevens, 53, joined the Company in May 2019 and serves as Corporate Vice President, Chief Accounting Officer. Ms. Stevens served as Interim CFO from October 10, 2024 until February 9, 2025. While at the Company, Ms. Stevens has led key strategic transformations that helped the Company optimize its operations and strengthen its financial foundation. Prior to joining the Company, Ms. Stevens held finance leadership roles at a variety of companies, including Intel Corp. and PricewaterhouseCoopers LLP.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers, and includes persons who served in the following officer capacities as of the end of, or during, our fiscal year ending December 28, 2024 (“fiscal 2024”): Principal Executive Officer, Principal Financial Officer, and the next three most highly compensated executive officers. Our Named Executive Officers for fiscal 2024 were:

Named Executive Officer	Office Held

Ford Tamer	President and Chief Executive Officer(1) (from September 16, 2024 to Present)

Esam Elashmawi	Interim Chief Executive Officer(2) (from June 3, 2024 to September 15, 2024) Senior Vice President, Chief Strategy and Marketing Officer

Tonya Stevens	Interim Chief Financial Officer(3) (from October 10, 2024 to February 9, 2025) Corporate Vice President, Chief Accounting Officer

Pravin Desale	Senior Vice President, Research and Development

Tracy Feanny	Senior Vice President, General Counsel, and Secretary

Mark Nelson	Senior Vice President, Worldwide Sales(4) (through February 10, 2025)

James Anderson	Former President and Chief Executive Officer(5) (through June 3, 2024)

Sherri Luther	Former Senior Vice President and Chief Financial Officer(6) (through October 10, 2024)
(1)	Mr. Tamer was appointed as our President and CEO, and a Director on September 16, 2024.
(2)	Mr. Elashmawi was appointed Interim Chief Executive Officer on June 3, 2024 and served in this position through September 15, 2024.
(3)	Ms. Stevens was appointed Interim Chief Financial Officer on October 11, 2024 and served in this position through February 9, 2025.
(4)	Mr. Nelson voluntarily stepped down from his executive officer position, effective February 10, 2025.
(5)	Mr. Anderson served as President and Chief Executive Officer, and was a Director, through June 3, 2024, at which time his employment with the Company terminated.
(6)	Ms. Luther served as Senior Vice President, Chief Financial Officer through October 10, 2024, at which time her employment with the Company terminated.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2024. It also provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation determinations for our Named Executive Officers for fiscal 2024, including the key factors that the Compensation Committee considered in deciding or making recommendations to our Board of Directors with respect to their compensation.

Executive Summary

Who We Are

We develop technologies that we monetize through differentiated programmable logic semiconductor products, system solutions, design services and licenses. We are the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support enable our customers to create a smart, secure, and connected world.

Fiscal 2024 Business Highlights

▪	Revenue of our new products, including Nexus and Avant, grew double-digits in 2024 compared to 2023, with a record number of new design wins;

▪	Maintained strong gross margin on a generally accepted accounting principles (“GAAP”) and non-GAAP basis year over year;

▪	Undertook actions to significantly reduce our operating expenses;

▪

Extended Repurchase Program: Authorized the repurchase of up to an additional $100 million of outstanding common stock through the end of December 2025, and repurchased approximately 6 million shares since the fourth quarter of 2020 thereby reducing dilution by more than 4.3%;

▪	Continued to record strong net cash flow from operations, and maintained zero outstanding debt;

▪

Extended Avant Product Portfolio: The Lattice Avant™ 30 and Avant™ 50 offer new capacity and package options for customers to enable edge optimized and advanced connectivity applications development. These devices provide customers more options for connectivity, functional capacity, and features;

▪

New Small FPGA Platform: The new Lattice Nexus™ 2 small FPGA platform combines connectivity advancements, power and performance optimizations, and leading security and reliability capabilities to meet the growing demand for edge applications requiring efficient processing, bridging, and control capabilities;

▪

Increased Software Solutions offerings: Lattice launched four new solution stack updates in edge AI with Lattice sensAI™, embedded vision with Lattice mVision™, factory automation with Lattice Automate™, and automotive designs with Lattice Drive™. These updates include improved performance with enhanced application-specific features and expanded IP, demo, and reference designs, and follow the introduction earlier this year of an enhanced version of the award-winning Lattice ORAN™ solution stack;

▪

Enhanced FPGA Design Tool: Lattice announced new versions of the award-winning Lattice Radiant™ and Lattice Propel™ software tools that support the new Lattice Nexus 2 FPGA platform, Lattice Certus-N2 FPGA family, and Lattice Avant devices. New features include RISC-V® variants and improved debug, power calculation, and an advanced design automation flow solution with expanded functional safety and reliability capabilities; and

▪

Hosted our annual Lattice Developers Conference with over 6,000 registrants and over 90 technology demonstrations for applications including edge AI, automation and robotics, datacenter security, ADAS, and telecom, with featured customer speakers, including Dell, Ericsson, Microsoft, MKS, SICK, and Teledyne FLIR.

Fiscal 2024 Executive Compensation Highlights

As described above, the Company experienced a leadership transition beginning in 2024. As a result of this significant and impactful change in the executive leadership team, the Board of Directors and Compensation Committee took certain special compensation actions. These actions included developing a new hire compensation package for our new CEO, and approving equity award grants to our Named Executive Officers to support executive stability during the transition period and align compensation to our long-term growth strategies. The Board of Directors is confident that our current management team is the right group to position the Company for continued strong, sustainable growth. Details on these arrangements and programs can be found in this CD&A.

Consistent with our performance and compensation objectives, the Compensation Committee (and, in the case of our CEO, the independent members of our Board of Directors upon the recommendation of the Compensation Committee and advice of our independent compensation consultant) took the following actions relating to the compensation of our Named Executive Officers for fiscal 2024, summarized here and presented in detailed tabular format within this CD&A:

Annual Compensation Review

▪

Base Salary — Approved the annual base salary of our new CEO and approved annual base salary increases for our other Named Executive Officers based on market alignment. See Compensation Elements – Base Salary in this CD&A.

▪

Short-Term Corporate Incentive Awards — Determined that the minimum performance thresholds for payment under our annual Corporate Incentive Plan were not met, resulting in 0% achievement for our Named Executive Officer’s target annual incentive award opportunity. See Compensation Elements – Annual Corporate Incentive Compensation in this CD&A.

▪

Long-Term Incentive Compensation Awards — Excluding our new CEO, whose new-hire long-term incentive equity awards are discussed below, we granted time-based RSU awards that may be settled for shares of our common stock with aggregate values between $500,000 and $5,000,000 for our Named Executive Officers; and granted performance-based RSU awards (“PRSU”) with aggregate target values between $800,000 and $8,100,000 for our Named Executive Officers, excluding Ms. Stevens. See Compensation Elements – Long-Term Incentive Compensation in this CD&A.

Additional Compensation Actions in Fiscal 2024

Compensation Related to the Appointment of Mr. Tamer as President and CEO.

Effective September 16, 2024, the Board of Directors appointed Mr. Tamer as our President and CEO. In determining the CEO new hire compensation to recommend to the Board of Directors, the Compensation Committee considered Mr. Tamer’s experience and expected contributions to the Company, the advice of its independent compensation consultant, market data, peer benchmarking, and other factors. The Board of Directors and Compensation Committee provided Mr. Tamer with a compensation package where 99% of Mr. Tamer’s total new-hire compensation is considered variable and at risk, with a substantial majority being performance-based. Further, Mr. Tamer’s new-hire compensation addressed both Mr. Tamer’s prorated fiscal 2024 and fiscal 2025 equity compensation. As such, it currently is expected that no additional equity awards will be granted to Mr. Tamer prior to 2026.

The key elements of Mr. Tamer’s prorated fiscal 2024 and fiscal 2025 compensation include base salary, participation in our Corporate Incentive Plan, long-term incentive awards in the form of restricted stock awards (“RSAs”) subject to time-based vesting and PRSUs, and a sign-on award in the form of time-based RSAs and PRSUs in part to recognize equity awards that Mr. Tamer forfeited from his prior employer, Francisco Partners, a private equity firm.

Mr. Tamer’s CEO Base Salary and Cash Incentive Awards

Mr. Tamer’s annual base salary was set at $800,000, and under our Corporate Incentive Plan (“CIP”) he is eligible for an annual target bonus equal to 125% of his base salary. For fiscal 2024, the maximum bonus payout percentage was 200% of target and was prorated based on the number of days Mr. Tamer was employed as CEO during fiscal 2024. As previously stated, thresholds for our CIP were not met during fiscal 2024 and as a result, Mr. Tamer did not receive any payments under the CIP.

Mr. Tamer’s CEO Long-Term Incentive Compensation Awards for Fiscal 2024 and Fiscal 2025

All equity awards were granted on Mr. Tamer’s start date, with the number of shares of Company common stock subject to each award determined by dividing the dollar value of the applicable award by the 30-day trailing average of the Company’s common stock as of the start date, rounded down to the next whole share. All vesting is subject to Mr. Tamer’s continued service as CEO through the applicable vesting date.

For the portion of fiscal 2024 following Mr. Tamer’s appointment, Mr. Tamer received a RSA grant with a grant date fair value of $1,700,000, with 25% of the shares of restricted stock subject to the RSA scheduled to vest on the first anniversary of the start date and vesting thereafter at a rate of 6.25% per quarter. For that same period, Mr. Tamer received a grant of PRSUs with grant date fair value of $1,700,000, with vesting tied to the Company’s total shareholder return relative to the companies in the Russell 3000 Index. The PRSUs will be tested for vesting on the third anniversary of the start date and will have a multiplier provision up to 250% in the event of extraordinary performance.

For fiscal 2025, Mr. Tamer received a RSA with a grant date fair value of $5,000,000, with 25% of the shares of restricted stock subject to the RSA scheduled to vest on February 15, 2026 and vesting thereafter at a rate of 6.25% per quarter. For fiscal 2025, Mr. Tamer also received a grant of PRSUs with a grant date fair value of $5,000,000, with vesting tied to the Company’s total shareholder return relative to the companies in the Russell 3000 Index. These PRSUs will be tested for vesting on February 15, 2028, and will have a multiplier provision up to 250% in the event of extraordinary performance. It currently is expected that no additional equity awards will be granted to Mr. Tamer prior to 2026.

Mr. Tamer’s CEO Sign-On Award

Additionally, Mr. Tamer received sign-on awards in the form of PRSUs and RSAs with an aggregate target grant date fair value of $30,000,000 (“Sign-On Award”), to support driving the Company’s strategy, aligning with shareholder returns, and in part to recognize equity awards that Mr. Tamer forfeited from his prior employer, Francisco Partners, a private equity firm.

Approximately 33% of the Sign-On Award value, or $10,000,000, was granted as PRSUs with vesting tied to the Company’s year over year revenue growth (“Revenue Growth PRSU”). The Revenue Growth PRSUs are divided into four equal tranches and for each tranche, revenue growth will be measured by comparing organic revenue for that year to the revenue achieved in the prior year. At the time of the award, the first measuring period was fiscal 2025 as compared to fiscal 20241. The size of the revenue growth percentage determines the extent to which any tranche would be eligible to vest and can range from 0% to 250% of target, with payment at or above 100% possible with achievement of revenue growth at or above 10%. Additionally, for each measurement period, the revenue growth must exceed the Gartner Non-Memory Semiconductor Revenue Growth market benchmark to be eligible to vest. Vesting of any tranche would occur 13-months following the annual measurement period for that tranche.

Approximately 33% of the Sign-On Award value, or $10,000,000, was granted as PRSUs with vesting tied to the Company’s stock price appreciation. The actual number of shares that become eligible to vest, if any, will be determined by the achievement of performance goals for percentage increase of the Company’s share price during a six-year performance period starting on the start date. The share price for the starting point of the performance period will be the simple average of the closing Company share price for the trailing 60 trading days up to and including the day prior to the start date. Share price increase goal achievement will be measured based on the simple average of the closing Company share price for the trailing 60 trading days up to and including the measurement date. The number of shares that become eligible to vest can range from 25% of the target number of shares (at a 25% share price increase) to 250% of the target number of shares (at a 200% share price increase). Assuming achievement of the applicable increased share price goal, (a) 50% of the shares achieved will vest on the third anniversary of the start date, (b) 75% of the shares achieved but not yet paid out will vest on the fourth anniversary of the start date, (c) 100% of the shares achieved but not yet paid out will vest on the fifth anniversary of the start date, and (d) 100% of any remaining shares achieved but not yet paid out will vest on the sixth anniversary of the start date.

Approximately 16.67%, or $5,000,000, of the Sign-On Award value was granted as a time-vesting RSA, with 25% of the shares of restricted stock subject to the RSA scheduled to vest on the first anniversary of the start date and vesting thereafter at a rate of 6.25% per quarter. Approximately 16.67%, or $5,000,000 of the Sign-On Award value was granted as PRSUs, with vesting tied to the Company’s total shareholder return relative to the companies in the Russell 3000 Index. The PRSUs will be tested for vesting on the third anniversary of the start date and will have a multiplier provision up to 250% in the event of extraordinary performance.

CEO New Hire Compensation Summary

Compensation Element	Base Salary	CIP Target Bonus % of Earned Salary	Pro-Rated Fiscal 2024 Restricted Stock Award	Pro-Rated Fiscal 2024 TSR PRSU Award	Fiscal 2025 Restricted Stock Award	Fiscal 2025 TSR PRSU Award	Sign-On Revenue Growth PRSU Award	Sign-On Sustained Stock Price Appreciation Award	Sign-On TSR PRSU Award	Sign-On Restricted Stock Award

Ford Tamer President, CEO & Director	$800,000	125%	$1,700,000	$1,700,00	$5,000,000	$5,000,000	$10,000,000	$10,000,000	$5,000,000	$5,000,000

[1]

On February 28, 2025, the Compensation Committee modified the Revenue Growth PRSU Awards granted to the Company’s executive officers in 2024 and the beginning of 2025 to align with the Company’s growth strategy under the Company’s new executive team. The modified Revenue PRSUs continue to be divided into four equal tranches and for each tranche, revenue growth will still be measured by comparing organic revenue for that year to the revenue achieved in the prior year. The first measuring period for the modified Revenue Growth PRSU awards will be fiscal 2026 as compared to fiscal 2025 and the last measurement period will be fiscal 2029 as compared to fiscal 2028. Measurement and vesting for each tranche will occur on the later of the filing date of the Company’s Form 10-K for the applicable measurement period, or the date the Gartner Non-Memory Semiconductor Revenue Growth benchmark is published. All other terms of the Revenue Growth PRSU Awards including the size of the awards and performance criteria remain the same.

Changes to Mr. Elashmawi’s Compensation for his service as Interim CEO.

Following Mr. Elashmawi’s appointment as Interim CEO, Mr. Elashmawi’s annualized base salary was set at $650,000 and his CIP target bonus was set at 100% of his base salary, pro-rated for his period of service as our Interim CEO. Following Mr. Elashmawi’s return to his former position, in recognition of his continued contributions to the Company and to bring his compensation up to levels consistent with his experience and value to the Company, the Compensation Committee set his annualized base salary at $541,000. Mr. Elashmawi also received a retention RSU Award with a grant date fair value of $1,500,000, with one-third of these Retention RSUs vesting on January 1, 2025, and the remaining two-thirds vesting on January 1, 2026, as described in this CD&A. Following Mr. Tamer’s appointment, Ms. Luther’s departure, the Compensation Committee’s market analysis of the retention holding power of our key executives’ existing equity awards that was conducted with the assistance of our independent compensation consultant, and to promote Executive Leadership stability, Mr. Elashmawi received an additional retention RSU with a grant date fair value of $1,200,000, with 50% of these Retention RSUs vesting on the anniversary of the grant date, and the remaining 50% vesting on the second anniversary of the grant date.

Changes to Ms. Stevens’ Compensation for her service as Interim CFO.

Following Ms. Stevens’ appointment as Interim CFO, she received a grant of RSUs with a grant date fair value of $1,500,000. The initial $500,000 has 50% of the shares vesting upon the first anniversary of the grant date and 50% of the shares vesting upon the second anniversary of the grant date; and the balance of $1,000,000 has 25% of the shares scheduled to vest on the first anniversary of the grant date and vesting thereafter at a rate of 6.25% per quarter. Ms. Stevens’ annualized base salary was set at $450,000 during her period of service as our Interim CFO and her CIP target bonus was set at 70% of her base salary, pro-rated for her period of service as our Interim CFO.

Performance and Transition Equity Awards

Revenue Growth PRSUs

The Compensation Committee, working with its independent consultant, made the decision in June 2024 to grant Revenue Growth PRSUs to certain executive officers. These PRSUs were designed to align executive incentives with revenue growth by granting awards that pay out at or above target amounts only if revenue growth of 10% or greater is achieved and revenue growth exceeds the market benchmark. In addition, the Compensation Committee desired to provide additional unvested holding power to the recipient executive officers.

The Revenue Growth PRSUs are divided into four equal tranches and for each tranche, revenue growth is measured by comparing organic revenue for that year to the revenue achieved in the prior year. At the time of award, the first measuring period was fiscal 2025 as compared to fiscal 2024. The size of the revenue growth percentage determines the extent to which any tranche would be eligible to vest and can range from 0% to 250% of target, with payment at or above 100% possible with achievement of revenue growth at or above 10%. Additionally, for each measurement period, the revenue growth must exceed the Gartner Non-Memory Semiconductor Revenue Growth market benchmark to be eligible to vest. Vesting of any tranche would occur 13-months following the annual measurement period for that tranche.

On February 28, 2025, the Compensation Committee modified the performance periods and vesting for the Revenue Growth PRSU Awards granted to the Company’s executive officers in 2024 and the beginning of 2025 to align the Revenue Growth PRSU Awards with the Company’s growth strategy under the Company’s new executive team. The modified Revenue PRSUs continue to be divided into four equal tranches and for each tranche, revenue growth will still be measured by comparing organic revenue for that year to the revenue achieved in the prior year. The first measuring period for the modified Revenue Growth PRSU awards will be fiscal 2026 as compared to fiscal 2025 and the last measurement period will be fiscal 2029 as compared to fiscal 2028. Measurement and vesting for each tranche will occur on the later of the filing date of the Company’s Form 10-K for the applicable measurement period, or the date the Gartner Non-Memory Semiconductor Revenue Growth benchmark is published. All other terms of the Revenue Growth PRSU Awards including the size of the awards and performance criteria remain the same.

The Compensation Committee believes that these long-term revenue stretch goals will drive Company growth objectives and long-term stockholder value. See Compensation Elements – Long Term Incentive Compensation in this CD&A for more information.

Transition RSUs

In fiscal 2024, after the departure of our former CEO, and again following the appointment of our new CEO, Ms. Luther’s departure, and the Compensation Committee’s market analysis of the retention holding power of our key executives’ existing equity awards, the Compensation Committee approved RSU grants to motivate and retain members of our high-performing executive team during this critical transition period and to provide incentives aligned with the high expectations for our team. After completing a thorough market analysis of the retention holding power of these key executives’ existing equity awards with the assistance of the Committee’s independent compensation consultant, it was determined that such retention power was below market in the highly competitive industry in which we operate and considering our period of leadership transition. See Compensation Elements – Long Term Incentive Compensation in this CD&A for more information.

As discussed above, the Compensation Committee provided these leadership transition equity awards to incentivize members of the Executive Leadership Team to remain with the Company during this period of transition, promote stability and a smooth leadership transition.

Compensation Program Design

Aligning Pay and Performance

Our executive compensation program is driven by our pay-for-performance philosophy. As a result, we structure a significant portion of our Named Executive Officers’ target total direct compensation with variable elements tied to our performance. In addition, we set challenging target and threshold performance goals under our variable compensation plans to ensure that compensation is earned based upon exceptional performance against pre-established financial, operational and strategic goals.

The following charts illustrate that a significant part of our Named Executive Officer’s (excluding our former CEO and former CFO) target total direct compensation for fiscal 2024 was “at-risk” variable compensation in the form of a target annual cash incentive opportunity, time-based RSAs, time-based RSUs, and PRSUs (totals in chart may not equal 100% due to rounding):

In the case of our CEO, Mr. Tamer, over 99% of his target total direct compensation for fiscal 2024 was “at-risk” variable compensation with his base salary and cash incentive compensation accounting for less than 1% of his target total direct compensation. In the case of our other Named Executive Officers (excluding our former CEO and former CFO), on average 96% of their target total direct compensation for fiscal 2024 was “at-risk” variable compensation. Mr. Elashmawi’s compensation is included in the All Other NEOs chart.

Executive Compensation-Related Policies and Practices

We endeavor to align our executive compensation policies and practices with our governance standards. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related governance policies and practices that were in place in the fiscal year:

COMPENSATION OVERSIGHT

Independent Compensation Committee

The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.

Independent Compensation Advisor

The Compensation Committee engaged an external compensation consultant to assist with its fiscal year compensation review. This consultant performed no other consulting or other services for us during the fiscal year.

EVALUATION AND DESIGN OF COMPENSATION PROGRAM

Annual Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

Annual Compensation-Related Risk Assessment

The Compensation Committee regularly reviews our compensation-related risk profile and has determined that there are no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

Performance-Based Equity Awards

In the fiscal year, approximately 73% of our current CEO’s and, on average, approximately 62% of our other Named Executive Officers’ (excluding our former CEO and former CFO, but including Mr. Elashmawi’s compensation as Interim CEO) target total direct compensation consisted of PRSU awards.

No Special Retirement or Pension Plans

We do not currently offer, nor do we have plans to provide any retirement plans to our executive officers that are not available to similarly situated employees, including pension arrangements, defined benefit retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers.

COMPENSATION-RELATED POLICIES

Policy on Stockholder Advisory Vote on Named Executive Officer Compensation	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers.

Stock Ownership Policy	We maintain stock ownership requirements for our CEO and our Section 16 officers, as well as for the non-employee members of our Board of Directors.

Executive Compensation Recovery (“Clawback”) Policy

We maintain a clawback policy providing for the recovery of incentive compensation awarded or paid to our CEO and other executive officers in the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws.

No Stock Option Repricing	Our equity incentive plans expressly prohibit the repricing of stock options without stockholder approval.

Hedging and Pledging Prohibitions

Our insider trading policy prohibits short sales, trading in derivative securities, entering into hedging transactions, pledging our securities as collateral for loans and holding our securities in margin accounts.

“Double-Trigger” Change in Control Arrangements

Our change in control compensation arrangements generally are “double-trigger” arrangements that require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid.

Limited Tax “Gross-Ups”

We do not provide any tax “gross-ups” that may arise due to the application of Sections 280G and 4999 of the Internal Revenue Code (the “Code”) to our executive officers.

We do not provide any other tax “gross-ups” to our executive officers, other than in connection with standard relocation benefits.

Succession Planning	We have an executive assessment process to ensure oversight of performance and maintain a consistent succession planning process.

Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2024 Annual Meeting of Stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay” vote) and over 97% of the votes cast approved our Named Executive Officers’ compensation for fiscal 2023. Our Board of Directors and Compensation Committee consider the result of the Say-on-Pay vote in determining the compensation of our executive officers. Based on the strong level of support for our executive compensation program demonstrated by the result of last year’s Say-on-Pay vote, among other factors, the Board of Directors and the Compensation Committee determined to continue to focus on incentivizing the Named Executive Officers and paying for performance, along with an increased focus on attracting key talent and maintaining a strong Executive Leadership Team during this transition period.

The Board of Directors and the Compensation Committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our stockholders.

In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected most recently in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we continue to hold an annual Say-on-Pay vote.

Compensation Philosophy

Our executive compensation program is heavily weighted towards performance-based, variable, equity compensation to reinforce the following principles:

▪	Alignment with long-term stockholder interests, including increasing our long-term stock price performance relative to our peers;

▪	Attracting, motivating, and retaining a high-performing executive team and providing incentives related to our high expectations for that team;

▪

Rewarding our senior executives for achieving near and long-term business goals, including increasing our revenue and profitability, and meeting the corporate stewardship priorities outlined in our management business objectives;

▪	Measuring our senior executives’ performance primarily by business results linked to our stockholders’ interests;

▪	A program and components that have appropriate maximum payout opportunities which avoid unusually large payouts unless warranted; and

▪	A program that is rigorous, can be understood by our stakeholders, and is not overly complex.

Consistent with these principles, we seek to directly link the cash-based variable compensation of our Named Executive Officers to our short-term or annual performance, while we align longer-term incentives, such as equity compensation, with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation, including performance-based equity compensation, strongly links the interests of our Named Executive Officers to the interests of our stockholders.

In addition, we seek to align our total compensation packages with the competitive market (as represented by our compensation peer group) to ensure that we can continue to attract, motivate, and retain our senior executives who we believe are critical to our success. Keeping that in mind, we seek to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between our CEO and our other senior executives, and between our senior executives and our non-executive employees, and by considering our organizational structure, our stage in the company’s life cycle, affordability, and the dilutive effect on our stockholders.

Compensation-Setting Process

Role of the Compensation Committee

Generally, the Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our executive officers. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers.

The Compensation Committee makes recommendations to our independent members of the Board of Directors regarding the compensation of our CEO and determines the compensation for our other executive officers, including the other Named Executive Officers. The independent members of our Board of Directors make all final decisions regarding the compensation of our CEO.

In carrying out its responsibilities, the Compensation Committee evaluates whether our compensation policies and practices reflect our executive compensation philosophy; seeks to make decisions that further our philosophy and align with best compensation practices; and reviews the performance of our CEO and executive officers when making decisions and recommendations with respect to their compensation.

Each year, the Compensation Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Compensation Committee also conducts an annual review of the compensation arrangements of our executive officers. The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at https://ir.latticesemi.com/static-files/0d3c6d89-2fd6-466c-92e9-356bddcc293a.

In making its determinations, the Compensation Committee engages an independent compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions and recommendations with respect to the compensation of our executives.

Setting Target Total Direct Compensation

The Compensation Committee, with the assistance of its independent compensation consultant, reviews the base salary levels, annual cash incentive opportunities, and long-term incentive compensation opportunities of our executive officers and all related performance criteria at the beginning of each year, in connection with new hiring, or more frequently as warranted.

The Compensation Committee does not establish a specific target for formulating the total direct compensation opportunities of our executive officers. In making its recommendations about the compensation of our CEO and its decisions about the compensation of our other executive officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

▪	our executive compensation program objectives;

▪	our performance against the financial, operational and strategic objectives proposed in conjunction with management and approved by the Compensation Committee and our Board of Directors;

▪

each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

▪

the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

▪

the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;

▪	the potential of each individual executive officer to contribute to our long-term financial, operational and strategic objectives;

▪	our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;

▪	our financial performance relative to our peers, including the relative shareholder return of the Company and other companies;

▪

the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of these companies’ compensation levels based on an analysis of competitive market data; and

▪	the recommendations of our CEO with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decision-making and final decisions and recommendations regarding the compensation opportunity for our CEO and each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and recommendations. In making its decisions and recommendations, which are subjective in nature, the members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, business judgment and knowledge of each executive officer’s role, responsibilities, knowledge, skills, experience, qualifications and tenure.

The Compensation Committee reviews available industry and peer group compensation information to assess our compensation levels and utilizes this information to make specific compensation decisions and recommendations with respect to our CEO and executive officers. In making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our management team assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as our CEO’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our other executive officers based on our CEO’s evaluation of their performance for the prior year.

The Compensation Committee reviews and discusses our CEO’s proposals and recommendations and considers them as one factor in determining and approving the compensation of our other executive officers. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

For the 2024 Corporate Incentive Plan, the target annual incentive award for each of our Named Executive Officers was subject to a discretionary increase or decrease of up to 100% based on a general assessment of his or her individual contributions during the year. At the beginning of the year, our CEO meets with each of our other executive officers to review his or her performance for the prior year and to discuss expectations with respect to the performance of his or her respective business unit or function and such unit or function’s contributions to our overall results for the current year. These discussions form the basis for the evaluation of his or her performance at the end of the year with respect to his or her target annual cash incentive award. In the case of our CEO, these discussions are held with the independent members of our Board of Directors.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

In fiscal 2024, the Compensation Committee engaged Semler Brossy, a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, and assist with the data analysis and selection of the compensation peer group.

During 2024, Semler Brossy attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services including the following:

▪	consultation with the Compensation Committee chair and other members between Compensation Committee meetings;

▪

an analysis of competitive market data for our executive officer positions and evaluation of how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and/or in selected broad-based compensation surveys compensate their executives;

▪	a review of and research on the composition of various alternative compensation peer groups;

▪	an assessment of executive compensation trends within our industry, and an update on corporate governance and regulatory issues and developments;

▪	an analysis of competitive market data for the compensation of non-employee members of our Board of Directors;

▪	an analysis of competitive market data for compensation plans, programs and policies; and

▪	support on other ad hoc matters.

The terms of Semler Brossy’s engagement included reporting directly to the Compensation Committee chair. Semler Brossy also coordinated with our management for data collection and job matching for our executive officers.

Additionally in 2024, Semler Brossy assisted the Board of Directors and Compensation Committee in determining the compensation for our current CEO, Ford Tamer. Semler Brossy also advised the Board of Directors and Compensation Committee in determining the compensation for Esam Elashmawi during his period of service as our Interim CEO, and for Tonya Stevens for her period of service as our Interim CFO. In fiscal 2024, Semler Brossy provided no other services to us.

The Compensation Committee has evaluated its relationship with Semler Brossy to ensure that it believes that Semler Brossy is independent from management. This review process included a review of the services that Semler Brossy provided, the quality of those services and the fees associated with the services provided during fiscal 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Semler Brossy.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies.

This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is only one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

The compensation peer group that the Compensation Committee used to analyze the compensation of our executive officers and make its compensation decisions for fiscal 2024 was comprised of publicly traded technology companies who hire executive talent comparable to our executives.

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. In August 2024, the Compensation Committee determined no modifications were needed to the compensation peer group approved in August 2023, which consisted of the following companies:

Axcelis Technologies, Inc.	Power Integrations, Inc.
Cirrus Logic, Inc.	Semtech Corporation
Wolfspeed Inc. (formerly Cree, Inc.)	Silicon Laboratories
Diodes Incorporated	Skyworks Solutions, Inc.
MACOM Technology Solutions	Synaptics Incorporated
MaxLinear, Inc.	Teradyne Inc.
Monolithic Power Systems, Inc.	Universal Display Corporation
Nanometrics Incorporated

As part of its annual executive compensation review, the Compensation Committee used data gathered by Semler Brossy from the public filings of the companies in our compensation peer group, as well as data from special data cuts drawn from the Radford 2024 Global Technology Survey of companies that are similar to us in revenue, market capitalization and industry focus for purposes of providing additional perspective in the case of executive positions where the compensation peer group offered a limited number of relevant data points. This data permitted the Compensation Committee to evaluate the competitive market when formulating its recommendations for the total direct compensation package of our CEO and when determining the total direct compensation packages for our other executive officers, including base salary, target annual cash incentive awards and long-term incentive compensation.

Compensation Elements

The principal elements of our fiscal 2024 executive compensation program for our Named Executive Officers, including the CEO, are set forth in the following table, each of which is described in more detail below. The Compensation Committee considers the factors described under “Compensation-Setting Process – Setting Target Total Direct Compensation” above to determine the form and amount of each element of compensation similarly for our Named Executive Officers.

The following table sets forth information regarding each individual compensation element, including a description of each element and a summary of the element’s key objectives.

Compensation Element	Description	Element Objectives

Base Salary	▪ Fixed cash compensation based on the Named Executive Officer’s role, responsibilities, competitive market positioning and individual performance	▪ Attract and retain key executive talent ▪ Provide a specified level of cash compensation for the Named Executive Officer’s performance of his or her responsibilities

Annual Cash Incentive Awards

▪  Annual cash incentive with target award amount for each Named Executive Officer; actual cash awards may be higher or lower than target based on business and individual performance

▪  Provided under our Corporate Incentive Plan

▪ Attract and retain key executive talent ▪ Encourage and reward individual contributions and achievement of annual corporate performance objectives

Long-Term Incentive Compensation	▪ Long-term equity awards granted in the form of time-based RSU awards, time-based RSAs, and PRSU awards; actual PRSU awards earned may be higher or lower than target based on our performance	▪ Attract and retain key executive talent ▪ Drive top-tier performance and focus on sustained long-term success ▪ Enhance stock ownership/align with stockholders’ interests

Base Salary

Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals.

Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and considers making adjustments as it determines to be reasonable and necessary to reflect the scope of an individual’s experience, performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

In February 2024, the Compensation Committee reviewed the base salaries of our Named Executive Officers, excluding Mr. Tamer and Ms. Stevens, as she was not then an executive officer, taking into consideration a competitive market analysis prepared by Semler Brossy and the recommendations of the then CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. The Compensation Committee adjusted the base salaries of each of our other Named Executive Officers to better align their base salaries with the competitive market.

During fiscal 2024, the Board of Directors and Compensation Committee made further adjustments to the base salaries of Mr. Elashmawi, as a result of his appointment as our Interim CEO for a portion of fiscal 2024, and Ms. Stevens, as a result of her appointment as our Interim CFO for a portion of fiscal 2024.

In determining the CEO new hire compensation for Mr. Tamer beginning on September 16, 2024, the Board of Directors and Compensation Committee considered Mr. Tamer’s experience and expected contributions to the Company, the advice of its independent compensation consultant, peer benchmarking, and other factors. Following this review, the Compensation Committee recommended to the independent members of our Board of Directors his below-listed base salary for 2024, which was then approved by the independent members of our Board of Directors.

The base salaries of our Named Executive Officers for fiscal 2024 were as follows:

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary(1)(4)	Percentage Adjustment

Mr. Tamer(2)	—	$800,000	—

Mr. Elashmawi(3)	$420,000	$541,000	28.8%

Ms. Stevens(4)	—(4)	$450,000	—

Mr. Desale	$400,000	$416,000	4%

Ms. Feanny(5)	—(5)	$393,700	—

Mr. Nelson	$452,100	$470,200	4%

Mr. Anderson(6)	$725,000	$755,000	4.1%

Ms. Luther(7)	$435,200	$452,600	4%
(1)	These fiscal 2024 base salaries were effective April 1, 2024, except as noted herein.
(2)	Mr. Tamer’s base salary was effective on his start date, September 16, 2024.
(3)

For Mr. Elashmawi, Fiscal 2024 Base Salary represents the annualized value of his base salary effective December 1, 2024 following his return to the position of Senior Vice President, Chief Strategy and Marketing Officer after his period of service as our Interim CEO. Mr. Elashmawi acted as our Interim CEO from June 3, 2024 to September 15, 2024, and his annualized base salary during that period of service was set at $650,000.

(4)

Ms. Stevens was not a NEO prior to her appointment as our Interim CFO on October 10, 2024, so her 2023 base salary is not disclosed. Ms. Stevens acted as our Interim CFO from October 10, 2024 to February 9, 2025, and her annualized base salary during that period of service was set at $450,000. After her period of service as our Interim CFO, Ms. Stevens was appointed Corporate Vice President, Chief Accounting Officer, and her annualized base salary was set at $425,000 effective February 10, 2025.

(5)	Ms. Feanny was not a NEO in 2023, so her 2023 base salary is not disclosed.
(6)	Mr. Anderson was the Company’s CEO and was paid his base salary rate through June 3, 2024.
(7)	Ms. Luther was the Company’s CFO and was paid her base salary rate through October 10, 2024.

The actual base salaries paid to our Named Executive Officers in fiscal 2024 are set forth in the “2024 Summary Compensation Table” below.

Annual Corporate Incentive Compensation

In fiscal 2024, we implemented an annual corporate incentive program in which all of our non-sales employees (including our Named Executive Officers) were eligible to participate to achieve our annual business goals. Although Mr. Nelson was our Senior Vice President, Worldwide Sales, he participated in our annual cash bonus program rather than our sales incentive plan in fiscal 2024. In November 2023, the Compensation Committee approved the 2024 Corporate Incentive Plan to provide incentives for these employees to meet or exceed the principal business objectives set forth in our fiscal 2024 annual operating plan. Under the 2024 Corporate Incentive Plan, annual incentive award payments were to be funded based on our level of achievement of pre-established corporate performance goals and then subject to adjustment for individual performance as described below.

Target Annual Incentive Awards

For purposes of the 2024 Corporate Incentive Plan, each Named Executive Officer’s target annual incentive award was to be based upon a specific percentage of his or her earned annual base salary.

Each Named Executive Officer’s target annual incentive award (as a percentage of his or her base salary) for fiscal 2024 was (i) 125% of earned base salary for our current CEO and (ii) 85% of earned base salary for each of our other Named Executive Officers, provided that: Mr. Elashmawi’s 2024 Corporate Incentive Plan opportunity was earned on a prorated basis at 100% for his period of service as our Interim CEO and 85% for his period of service solely as Chief Strategy and Marketing Officer during 2024; and Ms. Stevens’ 2024 Corporate Incentive Plan opportunity was set at 70%, prorated basis for her period of service as our Interim CFO starting October 11, 2024 and 50% for her period of service solely as Corporate Controller. Our former CEO’s target was set at 130% of his base salary.

Corporate Performance Objectives

Each Named Executive Officer was eligible to receive an annual incentive award payment under the 2024 Corporate Incentive Plan based upon his or her individual performance and the attainment of one or more corporate performance components that were established by the Compensation Committee, and which related to both financial and operational objectives.

In November 2023, the Compensation Committee selected three equally weighted performance components for the 2024 Corporate Incentive Plan: (i) non-GAAP operating income, (ii) revenue, and (iii) management objectives. The Compensation Committee believed these components were appropriate because, in its view, they continued to be the best indicators of successful execution of our annual operating plan and provided a strong emphasis on growth while managing expenses and strengthening our customer and employee relationships, which it believed would most directly influence the creation of sustainable long-term stockholder value.

For purposes of the 2024 Corporate Incentive Plan:

▪

“non-GAAP operating income” meant our operating income determined under GAAP, excluding stock-based compensation, certain restructuring charges, expenses incurred in connection with mergers, acquisitions, or other similar corporate transactions, and accrual and payment of incentives under the 2024 Corporate Incentive Plan; and

▪	“revenue” meant our GAAP revenue, as reflected in our audited financial statements for fiscal 2024.

For a reconciliation of GAAP to non-GAAP results, see Appendix A “Non-GAAP Reconciliation” to this proxy statement.

The Compensation Committee established threshold, target, and maximum achievement levels for each of the two financial performance components. To the extent that performance for either component was below the threshold performance level, there would be no payment with respect to that component. In addition, the potential payment for any such component was capped at the maximum performance level. Achievement levels and payment percentages for performance between the threshold and maximum performance levels were set forth in a matrix approved by the Compensation Committee. Payment for performance at points between those reflected in the matrix were to be calculated using straight-line interpolation.

The resulting performance levels for the two financial performance components were as follows:

Non-GAAP Operating Income

Attainment vs. Plan	Amount	Payout Percentage

Threshold	$166.3 million	0%

Maximum	$390.2 million	200%

Revenue

Attainment vs. Plan	Amount	Payout Percentage

Threshold	$594.0 million	0%

Maximum	$975.5 million	200%

The Compensation Committee also determined that the minimum threshold for either the non-GAAP operating income component or the revenue component must be attained for there to be any payout with respect to the management objectives component.

The management objectives component was based on the achievement of objectives related to (i) delivering fiscal gross margin above a pre-established target, including through average sales price expansion, (ii) expanding serviceable addressable market through successful execution of new product platforms, including the Lattice AvantTM product platform, and the build-out of a new product pipeline, (iii) delivering new products on a fast cadence and delivering certain application specific solutions to customers, (iv) driving revenue growth above a specified level through the achievement of certain design wins goals, (v) achieving industry leading employee engagement and retention, (vi) implementing initiatives that increase productivity within the Company, and (vii) demonstrating continued progress on Company Corporate Stewardship and ESG initiatives. These management objectives were chosen in order to drive the expansion of gross margin to achieve our target business model, meet execution commitments on our new product platform, deliver additional solution value to our customers, drive new product adoption in order to achieve future revenue targets, help enhance employee engagement and development, and further our Corporate Stewardship and ESG initiatives.

Under the 2024 Corporate Incentive Plan, the maximum payout percentage for the non-GAAP operating income and revenue components was 200%, and the maximum payout percentage for the management objectives component was 200%. The total maximum payout under the 2024 Corporate Incentive Plan was 200%.

Individual Performance

In addition to our actual results as measured against the corporate performance objectives under the 2024 Corporate Incentive Plan, each Named Executive Officer’s, tentative annual incentive award payment was subject to a discretionary increase or decrease by up to 100% based on a general assessment of his or her individual contributions for the year. In the case of our CEO, this assessment is made by the independent members of our Board of Directors. In the case of each of our Named

Executive Officers (other than our CEO), this assessment generally involved a review of his or her functional area for the year as well as consideration of his or her contributions to our overall financial and operational results.

Annual Incentive Award Payments

In February 2025, the Compensation Committee determined the annual incentive award payments for our Named Executive Officers for fiscal 2024. First, the Compensation Committee reviewed our performance with respect to each of the corporate performance components and determined the extent to which each objective was achieved for the year. Specifically, the Compensation Committee determined that our non-GAAP operating income for fiscal 2024 was approximately $128 million, our revenue for fiscal 2024 was approximately $509 million and, based on our achievement with respect to each of the pre-established management objectives for the year, our attainment level for the management objectives component was 57%.

Based on these results, the Compensation Committee then determined the percentage achievement of each performance component and the corresponding weighted payment level, as follows:

Corporate Performance Component	Weighting	Percentage Achievement versus Target Performance	Weighted Payment Level

Non-GAAP operating income	33%	0%	0%

Revenue	33%	0%	0%

Management Objectives	33%	57%	N/A

Total			0%

For fiscal 2024, the Compensation Committee determined that the minimum threshold was not met for Non-GAAP operating income and that the minimum threshold was not met for Revenue, and therefore, there was no payout to be made to our Named Executive Officers under the 2024 Corporate Incentive Plan. After the overall payment level for the corporate performance components under the 2024 Corporate Incentive Plan had been determined to be 0%, the Compensation Committee made no adjustments to the 2024 Corporate Incentive Plan payout for our Named Executive Officers.

The Compensation Committee recommended to the independent members of our Board of Directors the annual incentive award payment for our current CEO set forth in the following table, which was subsequently approved by the independent members of our Board of Directors in February 2025. The annual incentive award payments to our Named Executive Officers were as follows:

Named Executive Officer	Target Award	Actual Award	Actual Award (as a Percentage of the Target Award)

Mr. Tamer(1)	$258,462	$0	0%

Mr. Elashmawi(2)	$459,850	$0	0%

Ms. Stevens(3)	$66,635	$0	0%

Mr. Desale	$349,938	$0	0%

Ms. Feanny	$331,992	$0	0%

Mr. Nelson	$395,518	$0	0%

Mr. Anderson(4)	N/A	—	—

Ms. Luther(5)	N/A	—	—
(1)	Mr. Tamer’s Target Award was based on 125% of his 2024 base salary, with any paid bonus prorated based on the number of days Mr. Tamer was employed as CEO during fiscal 2024.

(2)

Mr. Elashmawi’s Target Award was prorated based on 85% of his base salary during his periods of service solely as SVP, Chief Strategy & Marketing Officer, and 100% of his base salary during his period of service as our Interim CEO.

(3)

Ms. Stevens’ Target Award was prorated based on 70% of her base salary during her period of service as our Interim CFO and 50% of her base salary during her period of service solely as Corporate Controller.

(4)	Mr. Anderson, our former CEO, resigned on June 3, 2024 and forfeited his eligibility for an award upon his resignation.
(5)	Ms. Luther, our former CFO, resigned on October 10, 2024 and forfeited her eligibility for an award upon her resignation.

As shown in the “2024 Summary Compensation Table” below, no annual incentive award payments were made to our Named Executive Officers for fiscal 2024.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to incent and reward our Named Executive Officers to help drive long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders. In fiscal 2024, these equity awards were granted in the form of PRSU awards and time-based RSU awards, and as part of our hiring of our new CEO, time-based RSAs. We believe that an appropriate mix of performance-based awards and time-based awards allow us to compete effectively in a highly competitive market and provide an appropriate long-term incentive for our Named Executive Officers.

Typically, we have granted equity awards to our executive officers as part of the Compensation Committee’s annual review of executive compensation or in connection with new hires or promotions. To date, the Compensation Committee has not applied a rigid formula in determining the size of these equity awards. Instead, the Compensation Committee determines the amount of each equity award after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own equity awards), the amount of equity compensation held by each executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.

Annual Long-Term Incentive Compensation Review. In February 2024, our Board of Directors and Compensation Committee conducted its annual review of the long-term incentive compensation to our Named Executive Officers at that time. After taking into consideration a competitive market analysis prepared by Semler Brossy and the recommendations of our former CEO (except with respect to his own equity awards), as well as the factors described in the preceding paragraph, the Compensation Committee recommended the independent members of the Board of Directors grant equity awards to our former CEO, and granted equity awards to our Named Executive Officers, excluding Ms. Stevens, in the amounts set forth in the chart further below. Such equity grants included (1) a PRSU award with performance criteria based on our relative total stockholder return (“TSR”) in comparison to an index, and (2) an RSU award with time-based vesting requirements. The independent members of our Board of Directors subsequently approved the grant of the equity awards to our former CEO in February 2024.

Revenue Growth PRSUs. On June 26, 2024, the Compensation Committee, working with its independent consultant, made the decision to grant a performance-based RSUs to certain executive officers to provide incentive to accelerate the company’s top-line revenue growth annually and to provide additional unvested holding power to the recipient executive officers, who have been successful in delivering both significant performance improvements Company-wide along with significant improvements in shareholder value. On February 28, 2025, the Compensation Committee modified the Revenue Growth PRSU Awards granted to the Company’s executive officers in 2024 and the beginning of 2025 to align with the Company’s growth strategy under the Company’s new executive team. See Fiscal 2024 Executive Compensation Highlights – Additional Compensation Actions in Fiscal 2024 for more information.

Transition RSUs. On July 9, 2024, after the departure of our former CEO, and on December 17, 2024, after the hiring of our current CEO, Ms. Luther’s departure, and the Compensation Committee’s market analysis of the retention holding power of our key executives’ existing equity awards, the Compensation Committee approved RSU grants to motivate and retain certain named executive officers during this critical transition period and to provide incentives aligned to the high expectations for our team. See Fiscal 2024 Executive Compensation Highlights – Additional Compensation Actions in Fiscal 2024 for more information.

CEO New-Hire Long-Term Incentive Compensation. On September 16, 2024, after a review of market and compensation peer group data, the independent members of our Board of Directors, upon the recommendations of the Compensation Committee and the recommendations of our independent compensation consultant, granted new-hire equity awards to Mr. Tamer in the amounts set forth in the chart below as an incentive to join the Company, to provide strong long-term incentive growth objectives, and in part to offset forfeited awards from his previous employer. Such new-hire equity grants included RSAs with time-based vesting and PRSUs with performance criteria. See Fiscal 2024 Executive Compensation Highlights – Additional Compensation Actions in Fiscal 2024 for more information.

The equity awards granted to our Named Executive Officers in fiscal 2024 were as follows:

Named Executive Officer	TSR Performance Restricted Stock Unit Award (target number of shares)(1)	TSR Performance Restricted Stock Unit Award (target value)	Revenue Growth Performance Restricted Stock Unit Award (target number of shares)(1)	Revenue Growth Performance Restricted Stock Unit Award (target value)	Stock Price Appreciation- Based PRSU (target number of shares)	Stock Price Appreciation- Based PRSU (target value)	Restricted Stock Award/ Restricted Stock Unit Award (number of shares)(1)	Restricted Stock Award/ Restricted Stock Unit Award (target value)	Aggregate Target Value of Award

Mr. Tamer	255,745	$11,700,000	218,586	$10,000,000	219,732	$10,000,000	255,745(2)	$11,700,000(2)	$43,400,000

Mr. Elashmawi	18,645	$1,250,000	118,389	$7,500,000			64,614	$3,950,000	$12,700,000

Ms. Stevens							60,176	$3,300,000	$3,300,000

Mr. Desale	18,645	$1,250,000	130,322	$8,300,000			79,442	$4,750,000	$14,300,000

Ms. Feanny	14,916	$1,000,000	94,711	$6,000,000			49,657	$3,000,000	$10,000,000

Mr. Nelson	18,645	$1,250,000	118,389	$7,500,000			61,140	$3,750,000	$12,500,000

Mr. Anderson(3)	74,580	$5,000,000					74,580	$5,000,000	$10,000,000

Ms. Luther(4)	20,137	$1,350,000	127,860	$8,100,000			45,261	$2,850,000	$12,300,000

(1)

The number of shares of our common stock subject to these awards was determined by dividing the 30-day trailing average of the market price of our common stock prior to the date of grant by the target value of the awards.

(2)	Mr. Tamer received RSAs in connection with his hiring on September 16, 2024. He received 255,745 shares of restricted stock with a target value of $11,700,000.
(3)	Mr. Anderson was our CEO through June 3, 2024. All of Mr. Anderson’s fiscal 2024 awards were forfeited upon his departure.
(4)	Ms. Luther was our CFO through October 10, 2024. All of Ms. Luther’s fiscal 2024 awards were forfeited upon her departure.

PRSU Awards

TSR-Based Performance Based Restricted Stock Unit Awards

The TSR-Based PRSU awards granted to our Named Executive Officers in 2024 will vest on the third anniversary of the date of grant (or, in the case of certain TSR-Based PRSU awards granted to our new CEO, on February 15, 2028) based upon the total TSR of the Company relative to the Russell 3000 Index (the “Index”), an index that tracks the results of U.S. public companies and of which we are a constituent. The units granted will be tested for vesting on the third anniversary from the date of grant (or, in the case of certain TSR-Based PRSU awards granted to our new CEO, on the third anniversary of his start date) and will vest according to the following terms:

▪	If the relative TSR performance of our common stock does not achieve the threshold performance level, then none of the PRSUs will vest.

▪	If the relative TSR performance of our common stock achieves at least the threshold performance level, then the PRSUs will vest based on the following performance matrix:

Company Performance (Percentile Ranking)	Percentage of Performance Shares Vesting (as a Percentage of the Target Number of PRSUs)

Less than 26th Percentile	0%

26th Percentile	50%

55th Percentile	100%

75th Percentile	200%/CEO 250%

▪

If the relative TSR performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the percentage of the target number of PRSUs through straight-line interpolation, with the result rounded to the nearest whole share.

▪	The maximum opportunity is capped at 200% of target for our Named Executive Officers and 250% for our Chief Executive Officer.

Previously Awarded Fiscal 2021 and 2023 TSR-Based PRSU Awards

Mr. Anderson, Mr. Elashmawi, Mr. Nelson, and Ms. Luther received TSR-Based PRSU awards in February 2021 as part of our annual equity grant program. Ms. Feanny received a TSR-Based PRSU on her hire date November 3, 2021, and Mr. Desale received a TSR-Based PRSU on his hire date September 11, 2023.

For Mr. Anderson, Mr. Elashmawi, Mr. Nelson, and Ms. Luther, the Fiscal 2021 TSR-Based PRSUs were eligible to vest based on our TSR relative to the Russell 2000 Index during a three-year performance period, as follows: none of the PRSUs were eligible to vest if our TSR is at or below the 25th percentile, 100% of the target number of PRSUs were eligible to vest if our TSR is at the 55th percentile, and 200% (or, in the case of Mr. Anderson, 250%) of the target number of PRSUs were eligible to vest if our TSR is at the 75th percentile. The performance periods for the first and second tranches of each of these PRSU awards covered the second and third anniversaries of the award’s grant date, respectively.

For Ms. Feanny and Mr. Desale each of these PRSU awards was divided into three equal tranches, with each tranche eligible to vest based upon our TSR relative to the Russell 2000 for Ms. Feanny’s awards and the Russell 3000 for Mr. Desale’s awards during each performance period, as follows: none of the PRSUs were eligible to vest if our TSR is at or below the 25th percentile, 100% of the target number of PRSUs were eligible to vest if our TSR is at the 55th percentile, and 200% of the target number of PRSUs were eligible to vest if our TSR is at the 75th percentile. The performance periods for the first and third tranches of each of these PRSU awards covered the first and third anniversaries of the award’s grant date, respectively.

In February 2024, the Compensation Committee Chair, pursuant to a delegation of authority by the Compensation Committee, determined the level of achievement with respect to the February 19, 2021

PRSU awards granted to Mr. Anderson, Mr. Elashmawi, Mr. Nelson, and Ms. Luther. The Compensation Committee Chair determined that our TSR ranked above the 75th percentile and, therefore, that the following percentage of the target number of PRSUs awarded had vested: (i) 250% for Mr. Anderson and (ii) 200% for Mr. Elashmawi, Mr. Nelson, and Ms. Luther.

In September 2024, the Compensation Committee Chair, pursuant to a delegation of authority by the Compensation Committee, determined the level of achievement with respect to the September 11, 2023 PRSU awards granted to Mr. Desale. The Compensation Committee Chair determined that our TSR ranked below the 25th percentile and, therefore, that 0% of the target number of PRSUs covered by the first tranche of the awards had vested.

In November 2024, the Compensation Committee Chair, pursuant to a delegation of authority by the Compensation Committee, determined the level of achievement with respect to the November 3, 2021 PRSU awards granted to Ms. Feanny. The Compensation Committee Chair determined that our TSR ranked at the 51st percentile and, therefore, that 86% of the target number of PRSUs covered by the third tranche of the awards had vested.

Named Executive Officer	PRSU Award Grant Date	Target Number of Shares in Tranche of PRSU Award	Percentage of Shares Earned in Tranche of PRSU Award	Actual Number of Shares in Tranche of PRSU Award Earned

Mr. Elashmawi	February 19, 2021	12,543	200%	25,086

Mr. Nelson	February 19, 2021	11,403	200%	22,806

Mr. Anderson	February 19, 2021	54,736	250%	136,840

Ms. Luther	February 19, 2021	14,254	200%	28,508

Mr. Desale	September 11, 2023	9,095	0%	0

Ms. Feanny	November 3, 2021	2,954	86%	2,541

2024 Revenue Growth PRSU

In June 2024, the Compensation Committee, working with its independent consultant, granted Revenue Growth PRSUs in the following amounts to: Ms. Luther, $8,100,000; Mr. Elashmawi, $7,500,000; Mr. Nelson, $7,500,000; Mr. Desale, $7,500,000; and Ms. Feanny, $6,000,000; and in September 2024, in connection with his hiring, the Board of Directors granted Revenue Growth PRSUs to: Mr. Tamer, $10,000,000. The Revenue Growth PRSUs were awarded to incentivize top-line revenue growth and enhance the holding power for each recipient executive officer. Each Revenue Growth PRSU is divided into four equal tranches and for each tranche, revenue growth is measured by comparing organic revenue for that year to the highest revenue achieved in any prior year. On February 28, 2025, the Compensation Committee modified the performance periods and vesting of the Revenue Growth PRSU Awards granted to the Company’s executive officers in 2024 and 2025. The modified Revenue Growth PRSUs continue to be divided into four equal tranches and for each tranche, revenue growth will still be measured by comparing organic revenue for that year to the revenue achieved in the prior year. The first measuring period for the modified Revenue Growth PRSU awards will be fiscal 2026 as compared to fiscal 2025 and the last measurement period will be fiscal 2029 as compared to fiscal 2028. Measurement and vesting for each tranche will occur on the later of the filing date of the Company’s Form 10-K for the applicable measurement period, or the date the Gartner Non-Memory Semiconductor Revenue Growth benchmark is published. All other terms of the Revenue Growth PRSU Awards including the size of the awards and performance criteria remain the same. If there is inorganic revenue growth via an acquisition in a given year, such inorganic growth is excluded for both the first partial year and for the first full year, and is added following the second year. The size of the revenue growth percentage determines the extent to which any tranche will be eligible to vest. This can range from 0% to 250%, with payment only possible with actual achievement of revenue growth that exceeds the Gartner Non-Memory Semiconductor Revenue Growth threshold. The

Revenue Growth PRSUs can only fully vest over a five-year period from the initial grant date of the award, which is consistent with the principles the Compensation Committee desired in driving continued long-term revenue growth and maintaining sufficient unvested holding power to retain our executive officers in an increasingly competitive talent market. See 2024 Executive Compensation Highlights for more information.

Previously Awarded Fiscal 2021 and 2022 Revenue Growth PRSU Awards

In February 2021, Mr. Anderson, Mr. Elashmawi, Ms. Nelson, and Ms. Luther received a one-time, performance-based RSU. Determination and sizing of this award was based upon two guiding principles. As with the 2024 Revenue Growth PRSUs, these PRSUs were designed to align executive incentives with revenue growth by granting awards that pay out at or above target amounts if certain revenue growth targets are achieved. Each Revenue Growth PRSU was divided into four equal tranches and for each tranche, revenue growth is measured by comparing organic revenue for that year to the highest revenue achieved in any prior year, beginning with Fiscal 2020. If there is inorganic revenue growth via an acquisition in a given year, that revenue is not counted until the year following the first full year of revenue is achieved for that acquisition.

The size of the revenue growth percentage determines the extent to which any tranche will be eligible to vest. This can range from 0% to 200%, with payment at or above 100% only possible with actual achievement of revenue growth consistent with the revenue growth of 10% or greater. Eligibility for vesting of any tranche occurs on the 13-month anniversary following the annual measurement period for that tranche.

In February 2022, Ms. Feanny received a Revenue Growth PRSU Award divided in three equal tranches with the same terms and conditions as the 2021 Revenue PRSU Awards. For Ms. Feanny’s award, the first measurement period was fiscal 2022.

In February 2023, the Compensation Committee determined the level of achievement with respect to the fiscal 2022 measurement period for the 2021 Revenue PRSU Awards granted to Mr. Elashmawi, Mr. Nelson, Mr. Anderson, and Ms. Luther and the 2022 Revenue PRSU Awards granted to Ms. Feanny. The Compensation Committee Chair determined that fiscal 2022 revenue grew 26.9% year over year and therefore, that 200% of the target number of PRSUs covered by fiscal 2022 of the awards became eligible to vest on January 31, 2024, 13 months after the fiscal 2022 measurement period.

Named Executive Officer	PRSU Award Grant Date	Target Number of Shares Tranche of PRSU Award	Percentage of Shares Earned Tranche of PRSU Award	Actual Number of Shares Tranche of PRSU Award Earned

Mr. Elashmawi	February 19, 2021	12,544	200%	25,088

Ms. Feanny	February 18, 2022	7,971	200%	15,942

Mr. Nelson	February 19, 2021	11,403	200%	22,806

Mr. Anderson	February 19, 2021	49,035	200%	98,070

Ms. Luther	February 19, 2021	14,254	200%	28,508

Stock Price Appreciation-Based PRSU

The Stock Price Appreciation-Based PRSU awards granted to our CEO in 2024 will vest based upon the Company’s stock price appreciation as measured using a simple average of the stock price over a trailing 60 trading day period. The actual number of shares that become eligible to vest, if any, will be determined by the achievement of performance goals for percentage increase of the Company’s share price during a six-year performance period starting on the start date. The share price for the starting point of the performance period will be the simple average of the closing Company share price for the trailing 60 trading days up to and including the day prior to Mr. Tamer’s start date. Share price increase goal achievement will be measured based on the simple average of the closing Company share price for the trailing 60 trading days up to and including the measurement date. The number of shares that become eligible to vest can range from 25% of the target number of shares (at a 25% share price increase) to 250% of the target number of shares (at a 200% share price increase). Assuming achievement of the applicable increased share price goal, (a) 50% of the shares achieved will vest on the third anniversary of the start date, (b) 75% of the shares achieved but not yet paid out will vest on the fourth anniversary of the start date, (c) 100% of the shares achieved but not yet paid out will vest on the fifth anniversary of the start date, and (d) 100% of any remaining shares achieved but not yet paid out will vest on the sixth anniversary of the start date.

Restricted Stock Unit Awards

Our standard time-based RSU awards vest over a four-year period, with 25% of the units subject to the awards vesting on the first anniversary of the date of grant and the remaining units vesting at the rate of 6.25% of the total number of units subject to the awards as of the end of each three-month period thereafter, contingent upon the recipient’s continued service with us through each applicable vesting date. Upon vesting, the RSU awards may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

In fiscal 2024, following the departure of the Chief Executive Officer, James Anderson, additional Transition RSU grants were made to motivate and retain members of our high-performing executive team during our critical transition period and to provide incentives aligned with our high expectations for our team. On July 9, 2024, the Compensation Committee, and in the case of our Mr. Elashmawi, then-Interim CEO, the Board of Directors, approved Transition RSU grants with grant date fair values of $1,500.000 to: Ms. Luther, Mr. Elashmawi, and Mr. Nelson each individually. One-third of these Transition RSUs vested on January 1, 2025, and the remaining two-thirds vest on January 1, 2026. Following the appointment of our new CEO, the departure of Ms. Luther, and the Compensation Committee’s market analysis of the retention holding power of our key executives’ existing equity awards, on December 17, 2024, the Compensation Committee approved Transition RSU grants with the following grant date fair values: Mr. Elashmawi, $1,200,000; Mr. Nelson, $1,000,000; Mr. Desale, $3,500,000; and Ms. Feanny, $2,000,000. 50% of these Transition RSUs vest on the first anniversary of the grant date, and the remaining 50% of these Transition RSUs vest on the second anniversary of the grant date.

Restricted Stock Awards

The time-based RSAs granted to our CEO in 2024 vest over a four-year period, with 25% of the shares subject to the awards vesting on the first anniversary of the start date or vesting on February 15, 2026, as applicable, and the remaining shares vesting at the rate of 6.25% of the total number of shares subject to the awards as of the end of each three-month period thereafter, contingent upon continued employment as our CEO through each applicable vesting date. Upon vesting, the common stock shares granted under the RSAs are released from escrow.

Employee Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits. We also maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the

Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. Currently, we match 100% of the first 3% of a participant’s contributions and 50% of the next 3% of the participant’s contributions to the Section 401(k) Plan, subject to an applicable annual statutory maximum per employee.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers, except as generally made available to all our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make an individual more efficient and effective, and for recruitment and retention purposes. During fiscal 2024, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Agreements

Each of our Named Executive Officers has entered into an employment agreement with the Company, except for Ms. Stevens, our Interim CFO through February 9, 2025, who is not party to an employment agreement. The Compensation Committee regularly reviews our form of employment agreement to align with current market practices. We believe these agreements provide for the best interests of the Company, support the retention of our Named Executive Officers, and help achieve consistency among similar officers.

Each of these employment agreements provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause) and sets forth the then current compensation arrangements for the Named Executive Officer, including a base salary and participation in our employee benefit programs. In addition, these employment agreements provide that our Named Executive Officers will be eligible to receive certain severance payments and benefits in connection with certain involuntary terminations of employment, including in connection with a change in control of the Company. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.

For detailed descriptions of the employment agreements we maintained with our Named Executive Officers during fiscal 2024, see “Potential Payments upon Termination or Change in Control” below.

Post-Employment Compensation

The employment agreements with our Named Executive Officers contain certain protections in the event of their involuntary termination of employment under specified circumstances, including following a change in control of the Company. These arrangements provide reasonable compensation to the Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation and release agreement acceptable to us as a condition to receiving post-

employment compensation payments or benefits. We also believe that these arrangements help maintain their continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the employment agreements of our Named Executive Officers, the Compensation Committee has drawn a distinction between (i) voluntary terminations of employment without good reason or terminations of employment for cause and (ii) terminations of employment without cause or voluntary terminations of employment for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraphs, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either performance challenges or an affirmative decision by the executive to end his or her relationship without fault by the Company.

All payments and benefits that may be provided under a Named Executive Officer’s employment agreement in connection with a change in control of the Company are payable only if there is a subsequent loss of employment by the Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement instead of a single-trigger arrangement (where the vesting acceleration would apply upon the change in control) to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

Ms. Stevens, who is not party to an employment agreement, is entitled to certain acceleration of vesting of outstanding equity awards in the event of a change in control, pursuant to the Company’s Equity Protection Policy applicable to certain Company executives. Upon an involuntary termination, as defined in the policy, immediately prior to the change of control extending through a date that is 24 months after a qualifying change in control, Ms. Stevens will immediately vest in all compensatory equity that vests solely based on continued service, including any performance-based compensatory equity. Equity that vests based on performance shall vest based on the terms of such awards; provided, however, if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted prior to the effective date of the change in control, the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control. For purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period shall be deemed to be the price of the Company’s stock as of the date of the original performance grant, and applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches shall be converted to RSUs and will vest on the originally scheduled measurement dates, subject to Ms. Stevens remaining a service provider to the Company or its successor through such dates.

In the event of a change in control of the Company, to the extent Section 280G or 4999 of the Code is applicable to a Named Executive Officer, such individual is entitled to receive either payment of the full amounts to which he or she is entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving the greatest after-tax amount.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements in the event of a change in control of the Company is essential to attracting and retaining highly qualified executives. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our Named Executive Officers during fiscal 2024, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 28, 2024, see “
Potential Payments Upon Termination or Change in Control
” below.
Other Compensation Policies
Stock Ownership Policy
Our Corporate Governance Policies include a requirement that our CEO must maintain ownership of shares of our common stock equal in value to three times his base salary, while our executive officers must maintain ownership of shares of our common stock equal in value to two times their base salary. For purposes of our policy, stock ownership includes all shares of our common stock owned outright by our CEO or an executive officer or held in trust for them or immediate family members but does not include any unvested (including unearned performance-based awards) or unexercised equity compensation awards. Our CEO has five years from the date of initial appointment to this position to attain this ownership level, while each of our executive officers has five years from the later of (i) the date the Section 16 Officer is appointed as a Section 16 Officer or (ii) the date of the amendment of our Corporate Governance Policies to attain their required ownership level. As of December 28, 2024, all of our executive officers are in compliance with our stock ownership policy or are within the phase-in
period.
Our Corporate Governance Policies include a requirement that the non-employee
members of our Board Directors must maintain ownership of our common stock equal in value to five times his or her annual cash retainer for Board service (not inclusive of chair or committee retainers). New non-employee
directors will have five years from the date of initial election to our Board of Directors to come into compliance with the ownership level. Compliance is tested annually at the time of our Annual Meeting of Stockholders. Any non-employee
director who fails to meet the ownership requirement as of the applicable testing date is prohibited from any trading of their Company-granted shares of common stock until he or she comes into compliance. Following a failure to meet the ownership requirements, the non-employee
director has three years to come into compliance. As of December 28, 2024, all of non-employee
directors are in compliance with our stock ownership policy or are within the phase-in
period.
Hedging and Pledging Prohibitions
Our Insider Trading Policy prohibits our employees (including our officers), the non-employee
members of our Board of Directors and certain agents from engaging in short sales of our securities, transactions in publicly-traded options (such as puts and calls) or other derivative securities with respect to our securities, entering into hedging transactions, pledging our securities as collateral for loans and holding our securities in margin accounts. In addition, our Insider Trading Policy prohibits these individuals from trading our securities while in possession of material nonpublic information and trading the securities of our customers, suppliers, competitors, potential acquisitions or partners while in possession of material nonpublic information.

Compensation Recovery Policy
In 2023, the Company adopted an Executive Compensation Recovery (“Clawback”) Policy (the “Clawback Policy”) pursuant to the regulations mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq Listing Rule 5608. The Clawback Policy applies to certain incentive-based compensation that is received on or after October 2, 2023. The Clawback Policy requires the Company to recover certain excess incentive-based compensation from current and former executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws or as otherwise described in the Clawback Policy and paid during the three completed fiscal years immediately preceding the trigger date, as defined in the Clawback Policy. Recoverable compensation is defined in the Clawback Policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure, to the extent the amount actually received exceeds the amount that would have been received if the incentive-based compensation had been determined based on the restated financial statements.
Prior to the adoption of the current Clawback Policy, we had previously adopted a clawback policy in our Corporate Governance Policies that continues to apply to compensation received prior to October 2, 2023. This prior policy provides that we will seek to recover, at the direction of the Compensation Committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, incentive compensation awarded or paid to an executive officer for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Where the result of a performance measure was considered in determining the compensation awarded or paid, but the incentive compensation was not awarded or paid based on a formula, the Compensation Committee will determine in its discretion the amount, if any, by which the payment or award should be reduced.
In addition, if an executive officer engaged in intentional misconduct that contributed to the award or payment to such executive officer of a greater amount of incentive compensation than would have been paid or awarded in the absence of the misconduct, we may take other remedial and recovery action, as determined by the Compensation Committee in its discretion.
Disclosure Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options or similar awards as part of our standard equity compensation programs. Certain performance-based restricted stock units awarded to Mr. Tamer have a stock price appreciation component, and were not granted within a period of four business days before or one business day after the filing of a Form
10-Q,
Form
10-K,
or Form
8-K
that disclosed material
non-public
information, other than the Form
8-K
related to the appointment of Mr. Tamer as our CEO. No other named executive officer was awarded options or similar awards during the fiscal year ended December 28, 2024. We do not schedule equity award grants in anticipation of the release of material non-public
information, nor do we time the release of material
non-public
information based on equity grant dates.
Tax and Accounting Considerations
Deduction Limitation
Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) to $1 million per individual per year, subject to certain exceptions.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at an appropriate level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limit. Accordingly, we expect to pay compensation to our executive officers that may not be fully deductible when, for example, we believe such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board of directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report for the fiscal year ended December 28, 2024 and this Proxy Statement for the Annual Meeting.

Compensation Committee

James Lederer, Chair

Que Thanh Dallara

John Forsyth

D. Jeffery Richardson

Summary Compensation and Equity Tables

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Ford Tamer President & CEO	2024	215,385	$0	68,938,422		0	1,173	69,154,980
	2023
	2022

Esam Elashmawi SVP Strategy & Marketing	2024	550,450		13,009,192		0	19,572	13,579,214
	2023	414,615		3,121,435		296,310	16,981	3,849,342
	2022	395,133		2,265,518		530,043	15,856	3,206,550

Tonya Stevens Interim CFO	2024	379,335		3,249,454		0	17,576	3,646,364
	2023	337,118		1,264,341		118,680	16,363	1,736,502
	2022	288,060		685,525		200,000	15,179	1,188,764

Pravin Desale SVP R&D	2024	411,692		14,889,855		0	8,587	15,310,134
	2023	115,385		5,889,421		81,508	5,313	6,091,626
	2022

Tracy Feanny SVP & General Counsel	2024	390,579		10,340,405		0	17,480	10,748,464
	2023	374,567		2,482,800		248,418	16,368	3,122,154
	2022	346,083		1,999,294		464,581	14,715	2,824,673

Mark Nelson SVP Worldwide Sales	2024	465,315		12,791,129		0	19,266	13,275,709
	2023	446,295		3,121,435		295,834	17,688	3,881,252
	2022	427,212		2,265,518		622,581	16,563	3,331,874

James R. Anderson Former President & CEO	2024	325,865		15,948,933		0	13,154	16,287,952
	2023	711,539		12,897,726		754,965	16,368	14,380,598
	2022	664,500		9,665,998		1,307,682	15,243	11,653,423

Sherri Luther Former CFO	2024	360,881		12,516,855		0	18,373	12,896,108
	2023	428,563		3,547,117		284,130	17,688	4,277,498
	2022	405,256		2,831,937		543,651	16,563	3,797,406
(1)

This amount represents the aggregate grant date fair value computed in accordance with the requirements of FASB ASC Topic 718. Amounts shown do not reflect compensation received by the Named Executive Officer. The assumptions used to calculate the value of the awards granted in fiscal 2024 are set forth in Note 11 in the Notes to Consolidated Financial Statements in the Annual Report, and for prior years in the corresponding note in that year’s Annual Report on Form 10-K. Grant date fair values assuming maximum performance achievement for the 2024 PRSUs for the full performance cycle would be: Mr. Tamer - $85,434,015; Mr. Elashmawi - $23,048,050; Ms. Stevens - $3,249,513; Mr. Desale - $25,802,623; Ms. Feanny - $18,371,424; Mr. Nelson - $22,829,987; Mr. Anderson - $15,948,933; and Ms. Luther - $23,358,743.

(2)	Additional information regarding the amounts provided in this column for fiscal 2024 is provided in the 2024 All Other Compensation Table that follows this table.

2024 All Other Compensation Table

Name	Supplemental Life Insurance/Disability Premiums ($)	Additional Group Life Insurance Premiums	Other ($)(1)	Total ($)

Ford Tamer President & CEO	0	1,173	0	1,173

Esam Elashmawi SVP Strategy & Marketing	1,209	2,838	15,525	19,572

Tonya Stevens SVP & Interim CFO	483	1,518	15,575	17,576

Pravin Desale SVP R&D	903	2,838	4,846	8,587

Tracy Feanny SVP General Counsel	483	1,518	15,479	17,480

Mark Nelson SVP Worldwide Sales	903	2,838	15,525	19,266

James Anderson Former President & CEO	0	701	12,454	13,154

Sherri Luther Former CFO	556	2,292	15,525	18,373
(1)	Consists of employer contribution to 401(k) plan.

2024 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)

Ford Tamer President & CEO		—	258,462	0	—	—	—	—	—
	9/16/2024	—	—	—	—	—	—	255,745	$12,866,531
	9/16/2024	—	—	—	—	255,745	639,363	—	$24,943,990
	9/16/2024	—	—	—	—	218,586	546,465	—	$10,997,062
	9/16/2024	—	—	—	—	219,732	549,330	—	$20,130,839

Esam Elashmawi SVP Strategy & Marketing		—	459,850	0	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	18,645	$1,365,560
	2/16/2024	—	—	—	—	18,645	37,290	—	$2,141,565
	6/26/2024	—	—	—	—	118,389	295,973	—	$6,692,530
	7/9/2024	—	—	—	—	—	—	25,124	$1,501,159
	12/17/2024	—	—	—	—	—	—	20,845	$1,308,441

Tonya Stevens Interim CFO		—	66,635	0	—	—	—	—	—
	7/15/2024	—	—	—	—	—	—	21,918	$1,311,414
	10/31/2024	—	—	—	—	—	—	38,257	$1,938,100

Pravin Desale SVP R&D		—	349,938	0	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	18,645	$1,365,560
	2/16/2024	—	—	—	—	18,645	37,290	—	$2,141,565
	2/16/2024	—	—	—	—	11,933	23,866	—	$873,973
	6/26/2024	—	—	—	—	118,389	295,973	—	$6,692,530
	12/17/2024	—	—	—	—	—	—	60,797	$3,816,228

Tracy Feanny SVP General Counsel		—	331,992	0	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	14,916	$1,092,448
	2/16/2024	—	—	—	—	14,916	29,832	—	$1,713,252
	6/26/2024	—	—	—	—	94,711	236,778	—	$5,354,013
	12/17/2024	—	—	—	—	—	—	34,741	$2,180,693

Mark Nelson SVP Worldwide Sales		—	395,518	0	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	18,645	$1,365,560
	2/16/2024	—	—	—	—	18,645	37,290	—	$2,141,565
	6/26/2024	—	—	—	—	118,389	295,973	—	$6,692,530
	7/9/2024	—	—	—	—	—	—	25,124	$1,501,159
	12/17/2024	—	—	—	—	—	—	17,370	$1,090,378

James R. Anderson Former President & CEO		—	0	0	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	74,580	$5,462,239
	2/16/2024	—	—	—	—	74,580	186,450	—	$10,486,694

Sherri Luther Former CFO		—	0	0	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	20,137	$1,474,834
	2/16/2024	—	—	—	—	20,137	40,274	—	$2,312,936
	6/26/2024	—	—	—	—	127,860	319,650	—	$7,227,926
	7/9/2024	—	—	—	—	—	—	25,124	$1,501,159
(1)

Fair value as of the grant date was determined in accordance with ASC 718. The assumptions used to calculate the value of the awards are set forth in Note 11 in the Notes to Consolidated Financial Statements in our Annual Report.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal years 2022, 2023, and 2024 represent payments of awards under our Corporate Incentive Plan for each of those years. Each Named Executive Officer’s potential award was based on a specified percentage of his or her annual base salary and the potential award increases when and if a Named Executive Officer’s annual base salary increases. Payments under our Corporate Incentive Plan are made annually based on the achievement of the goals applicable to the year.

Please see the section “Compensation Discussion and Analysis” above for more information about our Corporate Incentive Plan for fiscal 2024.

Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan that provides matching contributions. The Company does not maintain a pension plan or any other defined benefit retirement plans.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee.

The principal equity components of our executive compensation are time-based RSUs and PRSUs, provided that in the case of our new CEO solely in connection with his hiring in fiscal 2024, RSAs. We believe that PRSUs align the appropriate incentives of our executives with the desired performance outcomes of the Company. We believe that time-based RSUs help us retain our executives by providing a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation, while also ensuring that they receive some value from their equity awards since the RSUs will never be out of the money. These grants are intended to align the interests of our executives with those of our stockholders and we intend to continue our increased focus on this alignment. Since 2018, the Company has not issued stock options to our executives.

During fiscal 2024, only Mr. Anderson, our former CEO, had stock options from grants prior to 2018. Those stock option grants had a per share exercise price equal to the fair market value of our stock on the date of grant and a seven-year term.

2024 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(**)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ford Tamer President & CEO								218,586(1)	12,887,831
								255,745	15,078,725
								219,739(3)	12,955,811
						255,745(4)	15,078,725

Esam Elashmawi SVP Strategy & Marketing						784(5)	46,225
								25,086(6)	1,479,071
						4,429(7)	261,134
								14,171(8)	835,522
						7,734(9)	455,997
								13,749(10)	810,641
						18,645(11)	1,099,309
								18,645(12)	1,099,309
								118,389(13)	6,980,215
						25,124(14)	1,481,311
						20,844(15)	1,228,962

Tonya Stevens Interim CFO						1,032(16)	60,847
						4,648(17)	274,046
						9,379(18)	552,986
						21,918(19)	1,292,285
						9,564(20)	563,893
						28,693(21)	1,691,739

Pravin Desale SVP R&D						18,758(22)	1,105,972
								18,191(23)	1,072,541
						18,645(24)	1,099,309
								18,645(25)	1,099,309
								11,933(26)	703,570
								118,389(27)	6,980,215
						60,797(28)	3,584,591

Tracy Feanny SVP General Counsel						2,215(29)	130,596
						1,071(30)	63,146
								3,426(31)	201,997
								15,943(32)	939,999
						6,152(33)	362,722
								10,936(34)	644,787
						14,916(35)	879,447
								14,916(36)	879,447
								94,711(37)	5,584,161
						34,741(38)	2,048,329

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(**)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mark Nelson SVP Worldwide Sales						713(39)	42,038
								22,807(40)	1,344,701
						4,429(41)	261,134
								14,171(42)	835,522
						7,734(43)	455,997
								13,749(44)	810,641
						18,645(45)	1,099,309
								18,645(46)	1,099,309
								118,389(47)	6,980,215
						25,124(48)	1,481,311
						17,370(49)	1,024,135
**	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of December 28, 2024, the last business day of fiscal 2024.
(1)	These performance RSUs were granted on September 16, 2024 and vest upon achievement of the performance conditions.
(2)	These performance RSUs were granted on September 16, 2024 and vest upon achievement of the market conditions.
(3)	These performance RSUs were granted on September 16, 2024 and vest upon achievement of the market conditions.
(4)

These RSAs were granted on September 16, 2024. The RSAs vest at the rate of 25% of the total RSAs as of one year from the grant date, and at the rate of 6.25% of the total RSAs as of the end of each three-month period thereafter.

(5)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(6)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(7)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(8)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(9)

These RSUs were granted on February 17, 2023. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(10)	These performance RSUs were granted on February 17, 2023 and vest upon achievement of the market conditions.
(11)

These RSUs were granted on February 16, 2024. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(12)	These performance RSUs were granted on February 16, 2024 and vest upon achievement of the market conditions.
(13)	These performance RSUs were granted on June 6,2024 and vest upon achievement of the performance conditions.

(14)	These RSUs were granted on July 9,2024. 1/3rd of the RSU grant vest on January 1, 2025, 2/3rd vest on January 1, 2026.
(15)	These RSUs were granted on December 17, 2024. The RSUs vest at the rate of 50% each year over a 2 year period.
(16)

These RSUs were granted on August 6, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(17)

These RSUs were granted on August 5, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(18)

These RSUs were granted on August 4, 2023. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(19)

These RSUs were granted on July 15, 2024. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(20)	These RSUs were granted on October 31, 2024. The RSUs vest at the rate of 50% each year over 2 year period.
(21)

These RSUs were granted on October 31, 2024. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(22)

These RSUs were granted on September 11, 2023. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(23)	These performance RSUs were granted on September 11, 2023 and vest upon achievement of the market conditions.
(24)

These RSUs were granted on February 16, 2024. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(25)	These performance RSUs were granted on February 16, 2024 and vest upon achievement of the market conditions.
(26)	These performance RSUs were granted on February 16, 2024 and vest upon achievement of the performance conditions.
(27)	These performance RSUs were granted on June 26, 2024 and vest upon achievement of the performance conditions.
(28)	These RSUs were granted on December 17, 2024. The RSUs vest at the rate of 50% each year over 2 year period.
(29)

These RSUs were granted on November 3, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(30)

These RSUs were granted on August 5, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(31)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(32)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the performance conditions.
(33)

These RSUs were granted on February 17, 2023. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(34)	These performance RSUs were granted on February 17, 2023 and vest upon achievement of the market conditions.
(35)

These RSUs were granted on February 16, 2024. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(36)	These performance RSUs were granted on February 16, 2024 and vest upon achievement of the market conditions.
(37)	These performance RSUs were granted on June 6, 2024 and vest upon achievement of the performance conditions.

(38)	These RSUs were granted on December 17, 2024. The RSUs vest at the rate of 50% each year over 2 year period.
(39)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(40)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(41)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(42)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(43)

These RSUs were granted on February 17, 2023. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(44)	These performance RSUs were granted on February 17, 2023 and vest upon achievement of the market conditions.
(45)

These RSUs were granted on February 16, 2024. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(46)	These performance RSUs were granted on February 16, 2024 and vest upon achievement of the market conditions.
(47)	These performance RSUs were granted on June 26, 2024 and vest upon achievement of the performance conditions.
(48)	These RSUs were granted on July 9, 2024. 1/3rd of the RSU grant vest on January 1, 2025, 2/3rd vest on January 1, 2026.
(49)	These RSUs were granted on December 17, 2024. The RSUs vest at the rate of 50% each year over a 2 year period.

2024 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Ford Tamer President & CEO	—	—	255,745	12,866,531

Esam Elashmawi SVP Strategy & Marketing	—	—	64,687	4,310,447

Tonya Stevens Interim CFO	—	—	10,160	543,021

Pravin Desale SVP R&D	—	—	8,527	413,117

Tracy Feanny SVP General Counsel	—	—	26,338	1,600,022

Mark Nelson SVP Worldwide Sales	—	—	59,840	3,987,183

James Anderson Former President & CEO	174,363	11,240,065	268,280	18,449,333

Sherri Luther Former CFO	—	—	70,689	4,757,180
(1)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.

Potential Payments upon Termination or Change-in-Control

Employment Agreement with Ford Tamer

In connection with his hiring, the Company entered into an employment agreement with Mr. Tamer effective September 16, 2024. Under the terms of the agreement, in the event of an Involuntary Termination (which is defined as termination of his employment by the Company without Cause (as defined in the agreement) or by Mr. Tamer for Good Reason (as defined in the agreement)), Mr. Tamer will receive the following severance payments and benefits:

▪

a lump sum payment equal to Mr. Tamer’s then base salary, plus an amount equal to the annual incentive payment that Mr. Tamer would have earned had his employment continued through the end of the fiscal year in which the Involuntary Termination occurs, with such amount to be estimated reasonably and in good faith by the Company’s finance group at the time of the Involuntary Termination based on the anticipated actual payout as of the end of the fiscal year based on the performance of the Company;

▪

if Mr. Tamer elects to continue health insurance coverage under COBRA, reimbursement of the monthly COBRA premium for him and his eligible covered dependents until the earliest of 12 months after the termination date, the date he commences receiving substantially equivalent coverage in connection with new employment or the date he is no longer entitled to continuation coverage under the Company’s group health plan; and

▪

acceleration of the vesting of Mr. Tamer equity awards with respect to an additional number of shares of Company common stock as if Mr. Tamer had continued service with the Company for an additional 12 months following the date of his Involuntary Termination; provided that, with respect to the RSAs granted to Mr. Tamer pursuant to his employment agreement, if such Involuntary Termination occurs before the second anniversary of Mr. Tamer’s start date of employment with the Company, Mr. Tamer will receive acceleration of the vesting of such RSAs as if Mr. Tamer had continued service with the Company for an additional 24 months following the date of his Involuntary Termination, and with any performance-based equity awards vesting by reason of a determination/testing date falling within the 12-month period following the date of the Involuntary Termination vesting at the target amount (i.e., at the 100% vesting level for the applicable determination/testing date).

If the Involuntary Termination occurs in connection with a change in control (which includes an Involuntary Termination that occurs during the period beginning 90 days prior to the change in control and ending 24 months following the change in control), then Mr. Tamer will fully vest in all his outstanding equity awards and the amount of the lump sum cash severance payment described in the first bullet above will be increased to two times his then base salary, plus two times his then target bonus amount.

In order to receive the severance payments and benefits described above, Mr. Tamer is required to timely sign and not revoke a separation agreement and release of claims and to continue to comply with the post-employment non-solicitation and non-disparagement covenants in the agreement.

In the event any payments or benefits to be provided to Mr. Tamer (including any severance payments or benefits under the agreement) are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of such payments or benefits being classified as “parachute payments” under Section 280G of the Internal Revenue Code, such payments and benefits will either be paid in full or reduced to a lesser that would result in no portion of such payments and benefits being subject to the excise tax, whichever would entitle Mr. Tamer to receive the greatest after-tax amount.

In the event of a change in control:

▪

Mr. Tamer’s equity awards that vest based on performance will vest based on the terms of such awards, provided that if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted after the effective date of the agreement, then (i) the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control, (ii) for purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period will be deemed to be the price of the Company’s stock as of the date of the original performance grant, and (iii) this calculation will be applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches will be converted to RSUs and will vest on the originally scheduled measurement dates, subject to Mr. Tamer remaining a service provider to the Company or its successor through such dates and such awards being afforded the same protection under the agreement as equity awards that vest solely based on service; and

For purposes of Mr. Tamer’s employment agreement, “Cause” means material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to Mr. Tamer of a written demand from the Company that describes the basis for the Company’s belief that Mr. Tamer has materially breached the agreement, to include (i) Mr. Tamer’s willful and continued failure to perform the lawful and reasonable duties and responsibilities of his position; (ii) any act of dishonesty with the intention or reasonable expectation of personal enrichment; (iii) Mr. Tamer’s conviction of a felony; (iv) any tortious or unlawful act that causes or reasonably could cause material harm to the Company; (v) any willful unauthorized use or disclosure of trade secrets or other confidential information; (vi) breach of any fiduciary duty owed to the Company that has or could reasonably be expected to have a material detrimental effect on the Company’s reputation or business; (vii) any refusal to comply with the reasonable and lawful instructions of the board of directors, to including obstructing or impeding investigations; (viii) material breach of any written Company policy or of the Company’s written code of conduct.

For purposes of Mr. Tamer’s employment agreement, “Good Reason” means the occurrence of any of the following, without Mr. Tamer’s express written consent: (i) a material diminution of Mr. Tamer’s duties, responsibilities, or authority; (ii) a material diminution of Mr. Tamer’s base salary or target bonus amount, other than a one-time reduction of less than 25% that also is applied equally to all other executive officers of the Company; (iii) the Company’s material breach of the agreement or any equity award agreement; (iv) the Company requiring Mr. Tamer to relocate his primary place of employment to a facility or location that is more than 30 miles from his principal place of employment as of the effective date of the agreement; provided, however, that Mr. Tamer will only have Good Reason if (x) he notifies the board of directors in writing of the existence of the condition which he believes constitutes Good Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (y) the Company fails to remedy such condition within 30 days after the date on which the board of directors receives such notice, and (z) his resignation is effective within 30 days after the expiration of such 30-day remedial period.

Employment Agreements with Other Named Executive Officers

The following paragraphs describe the terms of the employment agreements between the Company and each of Mr. Desale, Mr. Elashmawi, Ms. Feanny, and Mr. Nelson that provide for payment of benefits to our Named Executive Officers at, following, or in connection with, any termination of such Named Executive Officer’s employment with the Company. The terms of the employment agreements between the Company and each of Mr. Anderson and Ms. Luther are omitted as such former executives were no longer with the Company at the end of fiscal 2024. Ms. Stevens, our Interim CFO through February 9, 2025, did not have an employment agreement with the Company in fiscal 2024.

The Company entered into employment agreements with Mr. Desale in September 2023, Mr. Elashmawi in September 2018, Ms. Feanny in November 2021, and Mr. Nelson in January 2019, in connection with hiring each of them or their continuing employment. Mr. Elashmawi’s and Mr. Nelson’s agreement was amended in 2020 to align with our current form of agreement that was amended in 2020.

Under the terms of each of these employment agreements, in the event of an Involuntary Termination (which is defined as termination of the applicable Named Executive Officer’s employment by the Company without Cause (as defined in the agreement) or by the Named Executive Officer for Good Reason (as defined in the agreement)), the Named Executive Officer will receive the following severance payments and benefits:

▪

a lump sum payment equal to the Named Executive Officer’s then base salary, plus the Named Executive Officer’s then target bonus amount (adjusted pro rata on a monthly basis depending upon the month in which the Involuntary Termination occurs and for the amount estimated by the Company’s finance group to be the anticipated bonus plan payment percentage based on the performance of the Company anticipated for the applicable fiscal year); and

▪

if the Named Executive Officer elects to continue health insurance coverage under COBRA, reimbursement of the monthly COBRA premium for the Named Executive Officer and his or her eligible covered dependents until the earliest of 12 months after the termination date, the date he or she commences receiving substantially equivalent coverage in connection with new employment or the date he or she is no longer entitled to continuation coverage under the Company’s group health plan.

If the Involuntary Termination occurs in connection with a change in control (which includes an Involuntary Termination that occurs during the period beginning immediately prior to the change in control and ending 24 months following the change in control), then the Named Executive Officer will fully vest in all his or her outstanding equity awards that vest solely based on continued service (including any equity awards after giving effect to the treatment of equity awards in the event of a change in control described below), and the amount of the lump sum cash severance payment described in the first bullet above will be increased to his or her base salary, plus 100% of his or her then target bonus amount (without any pro rationing or other adjustment).

In order to receive the severance payments and benefits described above, the Named Executive Officer is required to timely sign and not revoke a separation agreement and release of claims and to continue to comply with the post-employment non-solicitation and non-disparagement covenants in the agreement.

In the event the severance payments or benefits under the agreement, and any other payments or benefits, to be provided to the Named Executive Officer are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of such payments or benefits being classified as “parachute payments” under Section 280G of the Internal Revenue Code, such payments and benefits will either be paid in full or reduced to a lesser that would result in no portion of such payments and benefits being subject to the excise tax, whichever would entitle the Named Executive Officer to receive the greatest after-tax amount.

In the event of a change in control, the Named Executive Officer’s equity awards that vest based on performance will vest based on the terms of such awards, provided that if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted after the effective date of the agreement, then (i) the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control, (ii) for purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period will be deemed to be the price of the Company’s stock as of the date of the original performance grant, and (iii) this calculation will be applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches will be converted to restricted stock units and will vest on the originally scheduled measurement dates, subject to the Named Executive Officer remaining a service provider to the Company or its successor through such dates and such awards being afforded the same protection under the agreement as equity awards that vest solely based on service.

For purposes of the employment agreements with Mr. Desale, Mr. Elashmawi, Mr. Nelson, and Ms. Feanny, “Cause” means (i) the applicable Named Executive Officer’s material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to the Named Executive Officer of a written demand from the Company that describes the basis for the Company’s belief that the Named Executive Officer has materially breached the agreement; (ii) any refusal to comply with the reasonable and lawful instructions of the board of directors; (iii) any willful act of fraud or dishonesty that causes material damage to the Company; (iv) any willful violation of the Company’s insider trading policy; (v) any willful violation of the Company’s conflict of interest policies; (vi) any willful unauthorized use or disclosure of trade secrets or other confidential information; or (vii) the Named Executive Officer’s conviction of a felony.

For purposes of the employment agreements with Mr. Desale, Mr. Elashmawi, Mr. Nelson, and Ms. Feanny, “Good Reason” means the occurrence of any of the following, without the applicable Named Executive Officer’s express written consent: (i) a material diminution of the Named Executive Officer’s duties or responsibilities; (ii) a material diminution of the Named Executive Officer’s base salary or target bonus amount that also is applied to substantially all other executive officers of the Company on the approval of the board of directors if the Named Executive Officer’s reduction is substantially proportionate to, or no greater than (on a percentage basis), the reduction applied to substantially all other executive officers; (iii) the Company’s material breach of the agreement; or (iv) the Company requiring the Named Executive Officer to relocate his or her primary place of employment to a facility or location that is more than 30 miles from his or her principal place of employment as of the effective date of the agreement; provided, however, that the Named Executive Officer will only have Good Reason if (i) he or she notifies the board of directors in writing of the existence of the condition which he or she believes constitutes Good Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (ii) the Company fails to remedy such condition within 30 days after the date on which the board of directors receives such notice, and (iii) his or her resignation is effective within 30 days after the expiration of such 30-day remedial period.

Equity Award Agreements

The award agreements governing the relative TSR PRSU awards granted to our Named Executive Officers each provide that in the event of a change in control that occurs before the end of the performance period, then (i) the performance period will be shortened so that it ends on the date of the change in control, with the ending stock price for purposes of determining the Company’s TSR equal to the price per share paid for the Company’s stock in the change in control and the ending stock price for purposes of determining the TSR of each member of the peer group equal to the average closing stock prices for such company’s stock for the 30-calendar days on the date of the change in control, and

(ii) the number of PRSUs that become eligible to vest based on the relative TSR for such adjusted performance period will vest on the last day of the originally scheduled performance period, subject to the applicable Named Executive Officer remaining a service provider to the Company or its successor.

The award agreements governing the Revenue Growth PRSUs granted to our Named Executive Officers each provide that in the event of a change in control that occurs before the end of the performance period, then the number of PRSUs that become eligible to vest will be equal to the target number of PRSUs, and such PRSUs will vest on the originally scheduled measurement dates, subject to the applicable Named Executive Officer remaining a service provider to the Company or its successor.

Equity Protection Policy

Ms. Stevens is entitled to certain acceleration of vesting of outstanding equity awards in the event of a change in control, pursuant to the Company’s Equity Protection Policy applicable to certain Company executives. Upon an involuntary termination, as defined in the policy, immediately prior to the change of control extending through a date that is 24 months after a qualifying change in control, Ms. Stevens will immediately vest in all compensatory equity that vests solely based on continued service, including any performance-based compensatory equity. Equity that vests based on performance shall vest based on the terms of such awards; provided, however, if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted prior to the effective date of the change in control, the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control. For purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period shall be deemed to be the price of the Company’s stock as of the date of the original performance grant, and applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches shall be converted to RSUs and will vest on the originally scheduled measurement dates, subject to Ms. Stevens remaining a service provider to the Company or its successor through such dates.

The following table provides information regarding the amounts that would have been owed to our Named Executive Officers who were employed by the Company at fiscal year-end if (i) their employment with the Company had been terminated or (ii) a change in control occurred, in each case as of the last day of fiscal 2024.

Name	Basis of Payment	Cash Severance ($)	Continuation of Insurance Benefit ($)	Vesting of Equity Awards ($)(1)	Total ($)

Ford Tamer President & CEO	Involuntary Termination Not in Connection With a Change in Control	1,760,000	29,059	2,698,363	4,487,422
	Involuntary Termination in Connection With a Change in Control	3,520,000	29,059	56,001,092	59,550,151

Esam Elashmawi SVP Strategy & Marketing	Involuntary Termination Not in Connection With a Change in Control	1,000,850	36,160		1,037,010
	Involuntary Termination in Connection With a Change in Control	1,000,850	36,160	15,777,696	16,841,706

Tonya Stevens Interim CFO	Involuntary Termination Not in Connection With a Change in Control
	Involuntary Termination in Connection With a Change in Control			4,435,797	4,435,797

Pravin Desale SVP R&D	Involuntary Termination Not in Connection With a Change in Control	769,600	38,701		808,301
	Involuntary Termination in Connection With a Change in Control	769,600	38,701	15,645,508	16,453,809

Tracy Feanny SVP General Counsel	Involuntary Termination Not in Connection With a Change in Control	728,282	40,556		768,838
	Involuntary Termination in Connection With a Change in Control	728,282	40,556	11,734,632	12,503,470

Mark Nelson SVP Worldwide Sales	Involuntary Termination Not in Connection With a Change in Control	869,840	36,160		906,001
	Involuntary Termination in Connection With a Change in Control	869,840	36,160	15,434,313	16,340,314

(1)

The value of each Named Executive Officer’s equity award vesting acceleration benefit in connection with a qualifying termination of the Named Executive Officer’s employment or the Named Executive Officer’s performance-based awards becoming subject only to time-based vesting upon a change in control, as applicable, is calculated as the number of shares covered by the portions of the Named Executive Officer’s equity awards that are subject to such acceleration or that are eligible to vest following such change in control, as applicable, multiplied by the closing price of our common stock on December 28, 2024 (the last trading day in fiscal 2024), which was $58.96 per share.

(2)

Represents the value of the accelerated vesting of certain of each Named Executive Officer’s outstanding equity awards upon a qualifying termination of the Named Executive Officer’s employment as described above under the sections titled “Potential Payments upon Termination or Change-in-Control – Employment Agreement with Ford Tamer” and “Potential Payments upon Termination or Change-in-Control – Employment Agreement with Other Named Executive Officers”.

(3)

Represents value of certain of each Named Executive Officer’s outstanding performance-based equity awards becoming subject only to time-based vesting upon a change in control as described above under the sections titled “Potential Payments upon Termination or Change-in-Control – Employment Agreement with Ford Tamer”, “Potential Payments upon Termination or Change-in-Control – Employment Agreement with Other Named Executive Officers”, and “Potential Payments upon Termination or Change-in-Control – Equity Award Agreements”.

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. In fiscal 2024, three individuals held the position of CEO of the Company: Mr. Anderson from January 1, 2024 through June 2, 2024, when Mr. Anderson resigned his position, Mr. Elashmawi as our Interim CEO from June 3, 2024 through September 15, 2024, and Mr. Tamer, our current CEO, from September 16, 2024 through December 28, 2024. For the purposes of this calculation, their compensation for the period when they each served as CEO during 2024 was combined and calculated in a manner consistent with that used for the Summary Compensation Table. We pro-rated Mr. Tamer’s and Mr. Elashmawi’s salary, bonus, and 401(k) plan matching contribution, and Mr. Tamer’s equity-based incentive compensation that includes certain promotional awards that is described under “Long Term Incentives” in the CD&A. Due to the new-hire awards of Mr. Tamer, the CEO’s total compensation and accompanying pay ratio as disclosed here is not reflective of what we would expect CEO compensation to be in future years.

To identify the “median employee” from our employee population, we determined that, as of the last day of fiscal 2024, our employee population consisted of approximately 1,110 individuals working at our parent company and consolidated subsidiaries. We selected simplified total compensation, measured using our internal payroll and accounting records for fiscal 2024, as the most appropriate measure of compensation. Simplified total compensation consists of the sum of the three major pay elements received by all employees in fiscal 2024: (1) salary or base pay paid during fiscal 2024; (2) non-equity incentive plan compensation (which consists of bonus payments paid under the Corporate Incentive plan or Sales Incentive Play), during fiscal 2024; and (3) equity compensation, which consists of the grant date fair value of equity compensation awards granted during fiscal 2024 calculated according to ASC Topic 718, excluding any estimated forfeitures. This calculation was performed for all employees of the Company as of December 28, 2024, excluding Mr. Anderson, Mr. Elashmawi, and Mr. Tamer, each for the period during which they were serving as our CEO. We identified four individuals who would qualify as our median employee and, in our reasonable estimate, used an average of their annual total compensation.

For fiscal 2024, our last completed fiscal year:

▪	The median of the annual total compensation of all employees of our company (other than our CEOs), was $72,378.

▪

The annualized annual total compensation of our CEOs, including significant hiring grants for our new CEO that occurred in fiscal 2024, calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and based on compensation provided to each individual for the time he served as our CEO during fiscal 2024, was $93,990,593.

Ratio

For 2024, based on this information, the annual total compensation of our CEO was 1,298.6 times that of the median of the annual total compensation of all employees.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and other named executive Officers
(“Non-PEO
NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compen- sation Table Total for James R. Anderson 1 ($)	Compen - sation Actually Paid to James R. Anderson 1,2,3 ($)	Summary Compen- sation Table Total for Esam Elashmawi 1 ($)	Compen- sation Actually Paid to Esam Elashmawi 1,2,3 ($)	Summary Compen- sation Table Total for Ford Tamer 1 ($)	Compen- sation Actually Paid to Ford Tamer 1,2,3 ($)	Average Summary Compen- sation Table Total for Non-PEO NEOs (1) ($)	Average Compen- sation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	TSR Percentile Rank Relative to the Russell 3000 Index 5
									TSR ($)	Peer Group TSR ($)

2024	16,287,952	(21,719,177)	13,579,214	4,114,264	69,154,980	56,448,465	10,446,083	1,955,462	306.60	294.12	61.1	27 th percentile

2023	14,379,579	22,039,109	0	0	0	0	4,523,440	5,492,714	358.76	237.57	259.1	43 rd percentile

2022	11,653,423	8,548,319	0	0	0	0	3,395,414	(392,017)	337.39	142.26	178.9	59 th percentile

2021	18,387,422	70,640,501	0	0	0	0	4,764,499	15,839,660	400.73	218.45	95.9	89 th percentile

2020	7,226,551	49,899,940	0	0	0	0	2,356,257	15,086,398	238.27	152.93	47.4	93 rd percentile

(1)
James R. Anderson, Esam Elashmawi, and Ford Tamer were our PEOs for year 2024, with James R. Anderson being the PEO from 2020 to 2024. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Sherri Luther	Sherri Luther	Sherri Luther	Sherri Luther	Sherri Luther
Esam Elashmawi	Esam Elashmawi	Esam Elashmawi	Esam Elashmawi	Mark Nelson
Stephen Douglass	Stephen Douglass	Stephen Douglass	Mark Nelson	Pravin Desale
Mark Nelson	Mark Nelson	Mark Nelson	Pravin Desale	Tracy Feanny
Tonya Stevens

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for James R. Anderson ($)	Exclusion of Stock Awards for James R. Anderson ($)	Inclusion of Equity Values for James R. Anderson ($)	Compensation Actually Paid to James R. Anderson ($)

2024	16,287,952	(15,948,933)	(22,058,196)	(21,719,177)

Year	Summary Compensation Table Total for Esam Elashmawi ($)	Exclusion of Stock Awards for Esam Elashmawi ($)	Inclusion of Equity Values for Esam Elashmawi ($)	Compensation Actually Paid to Esam Elashmawi ($)

2024	13,579,214	(13,009,192)	3,544,242	4,114,264

Year	Summary Compensation Table Total for Ford Tamer ($)	Exclusion of Stock Awards for Ford Tamer ($)	Inclusion of Equity Values for Ford Tamer ($)	Compensation Actually Paid to Ford Tamer ($)

2024	69,154,980	(68,938,422)	56,231,907	56,448,465

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	10,446,083	(10,107,649)	1,617,028	1,955,462
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the f ollowin
g tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for James R. Anderson ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for James R. Anderson ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for James R. Anderson ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for James R. Anderson ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for James R. Anderson ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for James R. Anderson ($)	Total - Inclusion of Equity Values for James R. Anderson ($)

2024	—	—	—	(11,372)	(22,046,824)	—	(22,058,196)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Esam Elashmawi ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Esam Elashmawi ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Esam Elashmawi ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Esam Elashmawi ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Esam Elashmawi ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Esam Elashmawi ($)	Total - Inclusion of Equity Values for Esam Elashmawi ($)

2024	5,156,612	(1,467,360)	—	(145,010)	—	—	3,544,242

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Ford Tamer ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Ford Tamer ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Ford Tamer ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Ford Tamer ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Ford Tamer ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Ford Tamer ($)	Total- Inclusion of Equity Values for Ford Tamer ($)

2024	56,231,907	—	—	—	—	—	56,231,907

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	3,707,206	(639,785)	—	(180,932)	(1,269,461)	—	1,617,028
(4)
The Peer Group TSR set forth in this table utilizes the Philadelphia Semiconductor Index (“PHLX Semiconductor Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 28, 2024. The comparison assumes $100 was invested for the period starting December 28, 2019, through the end of the listed year in the Company and in the PHLX Semiconductor, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined TSR Percentile Rank relative to the Russell 3000 Index to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2024. We present
one-year
percentile ranks in this table. This performance measure may not have been the most important financial performance measure for years 2023, 2022, 2021, and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR for the fiscal years indicated, and the PHLX Semiconductor Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(12/28/2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
80
60
40
20
0
-20
-40
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Lattice Semiconductor Corporation TSR
PHLX Semiconductor Index TSR
100.00
49.9
238.27
152.93
15.1
70.6
400.73
218.45
15.8
337.39
142.26
8.5
-0.4
358.76
237.57
22.0
5.5
56.4
306.60
294.12
4.1
2.0
-21.7
2019
2020
2021
2022
2023
2024
Fiscal Year
James R. Anderson Compensation Actually Paid
Esam Elashmawi Compensation Actually Paid
Ford Tamer Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Lattice Semiconductor Corporation TSR
PHLX Semiconductor Index TSR

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the four most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our TSR Percentile Rank Relative to the Russell 3000 Index during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2024 to Company performance. The measures in this table are not ranked.

TSR relative to the Russell 3000 Index Non-GAAP Operating Income Revenue

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms and a review of beneficial ownership of Company securities, the Company believes that all reported and reportable transactions during the fiscal year ended December 28, 2024 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company’s published Code of Conduct provides that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

Under the Company’s Code of Conduct, if a related party transaction is to be entered into, it must be fully disclosed to the Chief Financial Officer and General Counsel in advance, and if determined to be material by the Chief Financial Officer and General Counsel, the transaction must be reviewed and approved in advance by the Audit Committee of the Board of Directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the Audit Committee.

Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.

In addition, the Company’s published Governance Policies provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and preapproval of the chair of the Nominating and Governance Committee (or other member of the Nominating and Governance Committee, if the director in question is the chair). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the Nominating and Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 3, 2025, certain information with respect to the beneficial ownership of our common stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each director and each nominee for director, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors as a group. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control. Unless otherwise indicated, the address of each stockholder in the table below is c/o Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

Name and Address	Number of Shares(1)	Percent of Total(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	21,544,339(2)	15.63%

BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	16,358,080(3)	11.87%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	14,944,397(4)	10.84%

Artisan Partners Limited Partnership (and affiliates) 875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202	8,591,368(5)	6.23%

Ford Tamer, Director, President & CEO**	(6)	*

Robin Abrams, Director	128,817(7)	*

Mark Jensen, Director	104,120(8)	*

James Lederer, Director	48,686(9)	*

D. Jeffrey Richardson, Director	35,846(10)	*

Douglas Bettinger, Director	3,299(11)	*

Elizabeth Schwarting, Director	1,920(12)	*

John Forsyth, Director	1,621(13)	*

Que Thanh Dallara, Director	1,621(14)	*

Pravin Desale, Senior Vice President Research & Development	3,164(15)	*

Esam Elashmawi, Senior Vice President, Chief Strategy and Marketing Officer**	249,362(16)	*

Tonya Stevens, Corporate Vice President, Chief Accounting Officer**	1,127(17)	*

Tracy Feanny, Senior Vice President, General Counsel and Corporate Secretary	21,877(18)	*

Mark Nelson, Former Senior Vice President Worldwide Sales**	32,589(19)	*

All directors and executive officers asRepresents less than 1%.	647,903(20)	0.47%
*	Represents less than 1%.

**

Mr. Tamer was hired as our President & CEO, and appointed as a director, on September 16, 2024. Mr. Elashmawi served as our Interim CEO from June 3, 2024 through September 15, 2025. Ms. Stevens was our Interim CFO from October 16, 2024 through February 9, 2025, and was appointed Corporate Vice President, Chief Accounting Officer effective February 10, 2025. Mr. Nelson announced his retirement from the Company on February 5, 2025 and is no longer an executive officer.

(1)	Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.
(2)

Based solely on information contained in a Form 13F which was filed on February 14, 2025 by T. Rowe Price Investment Management, Inc. which reported sole voting power over 21,498,600 shares and sole dispositive power over 21,544,339 shares.

(3)

Based solely on information contained in a Form 13F filed on February 7, 2025 by BlackRock, Inc., which reported sole voting power as to 16,007,170 shares and sole dispositive power as to 16,358,080 shares.

(4)

Based solely on information contained in a Form 13F filed on February 11, 2025 by Vanguard Group, Inc. which reported shared voting power as to 62,081 shares, sole dispositive power as to 14,717,912 shares, and shared dispositive power as to 62,081 shares.

(5)

Based solely on information contained in a Form 13F which was filed on February 12, 2025 by Artisan Partners Limited Partnership, Artisan Investments GP LLC, Artisan Partners Holdings LP, and Artisan Partners Asset Management Inc, which reported sole voting power over 7,549,907 shares and sole dispositive power over 8,591,368 shares.

(6)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(7)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(8)

Includes 0 RSUs that vest within 60 days of March 3, 2025. Includes 40,923 shares held directly and 63,197 shares held by Genesis Property, LLC, of which Mr. Jensen is the sole managing member and has sole voting power. The Jensen Family 2023 Irrevocable Trust, in which Mr. Jensen does not hold a pecuniary interest, owns 99% of Genesis Property, LLC and, for SEC reporting purposes only, Mr. Jensen disclaims beneficial ownership of 62,565 shares held by Genesis Property, LLC.

(9)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(10)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(11)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(12)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(13)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(14)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(15)	Includes 1,705 RSUs that vest within 60 days of March 3, 2025.
(16)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(17)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(18)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(19)	Includes 0 RSUs that vest within 60 days of March 3, 2025.
(20)	The number of shares beneficially owned by all of our current directors and executive officers as a group includes 1,705 RSUs that vest within 60 days of March 3, 2025.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 28, 2024, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights(2)	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))(3)

Equity compensation plans:

Approved by security holders	4,285,108	(1)	$0.00	6,924,534

Not approved by security holders	—		—	—

Total	4,285,108		$0.00	6,924,534

(1)

Consists of shares of our common stock issuable upon exercise of options or payment of RSUs granted under the 1996 Stock Incentive Plan, the 2001 Stock Plan, the 2023 Equity Incentive Plan, the 2013 Incentive Plan, the 2001 Outside Directors’ Stock Option Plan and the 2011 Non-Employee Director Equity Incentive Plan, or assumed by us in connection with mergers and acquisitions. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 2012 Employee Stock Purchase Plan. Does not include any securities issuable under our 2025 Inducement Equity Plan, which was not effective as of December 28, 2024.

(2)

As of December 28, 2024, there are no outstanding options. The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our 2012 Employee Stock Purchase Plan.

(3)

Includes approximately 836,157 shares reserved for issuance under our 2012 Employee Stock Purchase Plan, which provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the six-month offering period or a purchase date applicable to such offering period, whichever is lower. Also includes approximately 6,627,966 shares reserved for issuance under our 2023 Equity Incentive Plan, which may be granted pursuant to stock options, stock appreciation rights, stock awards or restricted stock or units. Also includes approximately 296,567 shares reserved for issuance under our 2011 Non-Employee Director Equity Incentive Plan, which may be granted pursuant to stock options, restricted stock, or RSUs.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The responsibilities of the Audit Committee are fully described in the Audit Committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing audit reports. The Audit Committee’s responsibility is to execute the Audit Committee charter and oversee these processes. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 28, 2024 with management and our independent registered public accounting firm.

The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm the independent accountant’s independence from the Company and our management.

Based upon the Audit Committee’s discussions with management and our independent registered public accounting firm and the Audit Committee’s review of the representations of management, the reports of our independent registered public accounting firm, and the information referenced above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2024, for filing with the SEC.

Respectfully submitted by the Audit Committee.

Mark Jensen, Chair

Robin Abrams

Douglas Bettinger

James Lederer

ANNUAL REPORT

Our 2024 Annual Report to Stockholders was provided to our stockholders together with this Proxy Statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 3, 2025, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on February 14, 2025, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

OTHER BUSINESS

The Board of Directors does not intend to present any business for action at the Annual Meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies. The Company may also engage the services of a third-party firm to aid in the solicitation of proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s Annual Meeting of Stockholders, a stockholder proposal must be received at our principal executive offices no later than November 20, 2025. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at next year’s Annual Meeting of Stockholders that is not intended to be included in the proxy statement or to nominate a person for election to our Board of Directors at next year’s Annual Meeting of Stockholders, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1) not earlier than 8:00 a.m., Pacific time, on January 2, 2026, and

(2) not later than 5:00 p.m., Pacific time, on February 1, 2026.

If the date of the next Annual Meeting of Stockholders is changed by more than 25 days from the anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our Board of Directors must be received no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made.. Notices of intention to present proposals or to nominate persons for election to our Board of Directors at the next year’s Annual Meeting of Stockholders should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by the Exchange Act no later than March 3, 2026, which is 60 days prior to the anniversary date of the Annual Meeting. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals or access a complete copy of our bylaws at http://www.sec.gov.

MULTIPLE COPIES OF PROXY MATERIALS

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Notice of Internet Availability of Proxy Materials) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, or you may contact the Secretary at (503) 268-8000 or by sending an email message to proxy@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number or e-mail address to request delivery of a single copy of these materials.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the Annual Meeting, please vote your shares as soon as possible. You can vote your shares over the Internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.

Dated: March 20, 2025

By Order of the Board of Directors

Tracy Feanny

Secretary

Appendix A

Non-GAAP Reconciliation

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this proxy makes reference to non-GAAP financial measures. Additional information regarding the non-GAAP measures is provided below(5):

	Twelve Months Ended

	December 28, 2024	December 30, 2023
Gross Margin Reconciliation
GAAP Gross margin	$340,400	$514,670
Stock-based compensation—gross margin(1)	2,779	4,612
Non-GAAP Gross margin	343,179	519,282
Gross Margin % Reconciliation
GAAP Gross margin %	66.8%	69.8%
Stock-based compensation—gross margin(1)	0.6%	0.6%
Non-GAAP Gross margin %	67.4%	70.4%
Income from Operations Reconciliation
GAAP Income (loss) from operations	$34,457	$212,270
Stock-based compensation—gross margin(1)	2,779	4,612
Stock-based compensation—OPEX(1)	50,939	67,340
Litigation Expense(4)	5,248	3,928
Amortization of acquired intangible assets	3,479	3,478
Restructuring and other charges(2)	16,786	1,952
Impairment of acquired intangible assets	13,929
Non-GAAP Operating Income	127,617	293,580
Reconciliation of Net income to Adjusted EBITDA
GAAP Net income	$61,131	$259,061
Interest (income) expense, net	(3,948)	(2,041)
Income tax (benefit) expense(3)	(24,902)	(44,205)
Amortization of acquired intangible assets	3,479	3,478
Depreciation and other amortization	34,502	30,562
Stock-Based Compensation	53,718	71,952
Litigation expense(4)	5,248	3,928
Restructuring, transformation, and other	16,786	1,952
Impairment of acquired intangible assets	13,929
Write-off of nonrecoverable cost-basis investment	2,023
Adjusted EBITDA	161,966	324,687
Reconciliation of Net income to Adjusted EBITDA Margin
GAAP Gross margin %	12.0%	35.1%
Stock-based compensation—gross margin(1)	19.8%	8.9%
Non-GAAP Gross margin %	31.8%	44.0%
(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Restructuring and other charges.
(3)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items.
(4)	Litigation expense is the defense of claims that are outside the ordinary course of business.
(5)	A schedule reconciling non-GAAP Gross Margin to GAAP Gross Margin as presented in this proxy is available in our Form 8-K dated February 10, 2025.

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote A FOR all the nominees and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Ford Tamer	☐	☐	☐	02 - Robin Abrams	☐	☐	☐	03 - Douglas Bettinger	☐	☐	☐

04 - Que Thanh Dallara	☐	☐	☐	05 - John Forsyth	☐	☐	☐	06 - Mark Jensen	☐	☐	☐

07 - James Lederer	☐	☐	☐	08 - D. Jeffrey Richardson	☐	☐	☐	09 - Elizabeth Schwarting	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026; and	☐	☐	☐	3. To approve on a non-binding, advisory basis, our Named Executive Officers’ compensation.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

1 U P X

043JRB

The 2025 Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held on

Friday, May 2, 2025 at 1:00 p.m. PT, virtually via the Internet at https://meetnow.global/MTX4VM2.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LSCC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Lattice Semiconductor Corporation

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 2, 2025

Ford Tamer and Tracy Feanny (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 2, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.